Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-279546-04

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and not a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 11, 2026

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated May 20, 2024)

$

Blue Owl Finance LLC

  % Senior Notes due 2036

Fully and unconditionally guaranteed, as described herein, by

Blue Owl Capital Inc.

Blue Owl Capital GP Holdings LLC

Blue Owl Capital GP LLC

Blue Owl Capital Holdings LP

Blue Owl Capital Carry LP

Blue Owl Capital Group LLC

Blue Owl GPSC Holdings LLC

Blue Owl Capital GP Holdings LP

Blue Owl GP Stakes GP Holdings LLC

Blue Owl Real Estate Holdings LP

Blue Owl Real Estate GP Holdings LLC

Blue Owl Capital Holdings LLC

Interest payable on      and     , commencing     , 2027.

Blue Owl Finance LLC (the “Issuer”), an indirect subsidiary of Blue Owl Capital Inc., is offering $      aggregate principal amount of its % Senior Notes due 2036 (the “notes”). The notes will be fully and unconditionally guaranteed on a joint and several basis by each of Blue Owl Capital Inc., Blue Owl Capital GP Holdings LLC, Blue Owl Capital GP LLC, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Blue Owl Capital Group LLC, Blue Owl GPSC Holdings LLC, Blue Owl Capital GP Holdings LP, Blue Owl GP Stakes GP Holdings LLC, Blue Owl Real Estate Holdings LP, Blue Owl Real Estate GP Holdings LLC and Blue Owl Capital Holdings LLC and any other entity that is required to become a guarantor of the notes as provided under “Description of Notes—Guarantees” (collectively, the “Guarantors”). The Guarantors, including Blue Owl Capital Inc., are holding companies, and the notes are not guaranteed by any fee generating businesses or funds of Blue Owl Capital Inc. The Issuer is an indirect finance subsidiary of Blue Owl Capital Inc. and has no material business activities other than as a finance subsidiary. The notes will mature on     , 2036.

We intend to use the net proceeds from this offering to repay a portion of outstanding borrowings under our Revolving Credit Facility (as defined herein). See “Use of Proceeds.”

The Issuer may redeem the notes prior to maturity in whole or in part, at any time and from time to time, at the applicable redemption price as described in this prospectus supplement under “Description of Notes—Optional Redemption of the Notes.” Upon a Change of Control Repurchase Event (as defined in “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event”), the Issuer will be required to make an offer to repurchase all outstanding notes at a repurchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the repurchase date, as described in this prospectus supplement under “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

The notes and the guarantees will be the Issuer’s and the Guarantors’ respective direct, unsecured and unsubordinated obligations and will rank equally in right of payment with all of their respective existing and future unsecured and unsubordinated indebtedness and senior to any of their respective subordinated indebtedness and will be effectively subordinated to all of their respective secured indebtedness to the extent of the value of the assets securing that indebtedness, and will be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of each subsidiary of the Issuer and the Guarantors that is not itself the Issuer or a Guarantor. The notes will be issued in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof.

We do not intend to list the notes on any securities exchange. For a more detailed description of the notes, see “Description of Notes.”

Per Note	Total
Price to public(1)%	$
Underwriting discount(2)%	$
Proceeds to us before expenses(1)%	$

(1)	Plus accrued interest, if any, from , 2026.
(2)	For additional information about underwriting compensation, see “Underwriting.”

Investing in the notes involves risks that are described in the “Risk Factors” sections in this prospectus supplement beginning on page S-7 and in the accompanying prospectus and in the other documents filed by us with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein and in the accompanying prospectus.

None of the SEC, any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the notes to purchasers through the book-entry delivery system of The Depository Trust Company (“DTC”), including its participants Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., on or about     , 2026.

Joint Book-Running Managers

BofA Securities	Goldman Sachs & Co. LLC	Morgan Stanley

The date of this prospectus supplement is      , 2026

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and supplements information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Where You Can Find More Information; Incorporation by Reference” in this prospectus supplement.

Neither we nor any of the underwriters has authorized anyone to provide you with any information or to make any representations about anything not contained or incorporated by reference in this prospectus supplement, any accompanying prospectus or in any free writing prospectus filed by us with the SEC. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you.

Neither we nor any of the underwriters is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may provide you in connection with this offering or other offering material filed by us with the SEC is accurate only as of the date of those documents or such information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. The business, financial condition, results of operations and future growth prospects of Blue Owl Capital Inc. and its affiliates may have changed since those dates.

For investors outside the United States: neither we nor any of the underwriters has done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.

Unless the context suggests otherwise, references in this prospectus supplement to “Blue Owl,” “Blue Owl Capital,” “Company,” “we,” “us,” the “firm” and “our” refer to Blue Owl Capital Inc. and its consolidated subsidiaries, including the Issuer and the Guarantors. See “Summary—Organizational Structure.”

S-ii

MARKET AND INDUSTRY DATA AND FORECASTS

This prospectus supplement, including information contained or incorporated by reference herein, includes market and industry data and forecasts from independent consultant reports, publicly available information, various industry publications, other published industry sources and our internal data, estimates and forecasts. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

Our internal data, estimates and forecasts are based upon information obtained from our investors, partners, trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the section titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein.

S-iii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement includes or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act, which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “intends,” “plans,” “estimates,” “anticipates” or the negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks, uncertainties (some of which are beyond our control) or other assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. They appear in a number of places throughout this prospectus supplement, the accompanying prospectus and in the documents incorporated herein by reference, including those factors described under the heading “Risk Factors” in this prospectus supplement. These factors should not be construed as exhaustive and should be read in conjunction with the risk factors and other cautionary statements that are included in the accompanying prospectus and the documents incorporated herein by reference. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

For a list of the documents incorporated by reference and where to find them, see the sections entitled “Where You Can Find More Information; Incorporation by Reference.”

S-iv

CERTAIN DEFINITIONS

This prospectus supplement has been prepared using a number of stylistic conventions, which you should consider when reading the information herein or therein. Unless otherwise expressly stated or, unless the context otherwise requires, references in this prospectus supplement to:

•

“assets under management” or “AUM” refers to the assets that we manage, and is generally equal to the sum of (i) net asset value (“NAV”); (ii) drawn and undrawn debt; (iii) uncalled capital commitments; (iv) total managed assets for certain Credit and Real Assets products; and (v) par value of collateral for collateralized loan obligations (“CLOs”) and other securitizations.

•	“Atalaya Acquisition” refers to the acquisition of the business of alternative credit manager Atalaya Capital Management LP that was completed on September 30, 2024.

•

“our BDCs” refers to the business development companies (“BDCs”) we manage, as regulated under the Investment Company Act of 1940, as amended (the “Investment Company Act”): Blue Owl Capital Corporation (NYSE: OBDC) (“OBDC”), Blue Owl Capital Corporation II (“OBDC II”), Blue Owl Technology Finance Corp. (NYSE: OTF) (“OTF”), Blue Owl Credit Income Corp. (“OCIC”), Blue Owl Technology Income Corp. (“OTIC”), until January 13, 2025, Blue Owl Capital Corporation III (“OBDE”) and, until March 24, 2025, Blue Owl Technology Finance Corp. II (“OTF II”).

•	“Blue Owl Holdings” refers to Blue Owl Capital Holdings LP.

•

“Business Combination” refers to the transactions contemplated by the business combination agreement dated as of December 23, 2020 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among Altimar Acquisition Corporation, Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC, which transactions were completed on May 19, 2021.

•	“CHI Acquisition” refers to the acquisition of the assets and liabilities of Cowen Healthcare Investments, a life sciences investment manager, completed on December 1, 2023.

•	“Company,” “Blue Owl,” “Blue Owl Capital,” “we,” “us,” the “firm” and “our” refer to Blue Owl Capital Inc. and its consolidated subsidiaries, including the Issuer and the Guarantors.

•

“Credit” refers to our Credit platform that includes (i) our direct lending strategy, which offers private credit solutions to primarily upper-middle-market companies through differentiated access points; (ii) alternative credit, which targets credit-oriented investments in markets underserved by traditional lenders or the broader capital markets, with deep expertise investing across specialty finance, private corporate credit and equipment leasing; (iii) investment grade credit, which focuses on generating capital-efficient investment income through asset-backed finance, private corporate credit, and structured products; and (iv) liquid credit, which focuses on the management of CLOs. Our Credit platform also includes our other adjacent investment strategies (e.g., strategic equity and healthcare opportunities).

•	“dollars” or “$” refers to U.S. dollars.

•

“fee paying AUM” or “FPAUM” refers to the AUM on which management fees and/or fee-related earnings (“FRE”) performance revenues are earned. For our Regulated Products, FPAUM is generally equal to total assets (including assets acquired with debt but excluding cash). For our other Credit products, excluding CLOs, FPAUM is generally equal to NAV, investment cost,

S-v

market value or statutory book value. FPAUM also includes uncalled committed capital for products where we earn management fees thereon. For CLOs and other securitizations, FPAUM is generally equal to the par value of collateral. For Real Assets, FPAUM is generally equal to a combination of capital commitments, the cost of unrealized investments during the investment period and the cost of unrealized investments after the investment period; however, for certain Real Assets products, FPAUM is based on NAV, market value or statutory book value. For our GP Strategic Capital products, FPAUM for the GP minority stakes strategy is generally equal to capital commitments during the investment period and the cost of unrealized investments after the investment period. For GP Strategic Capital’s other strategies, FPAUM is generally equal to investment cost.

•

“GP Strategic Capital” refers to our GP Strategic Capital platform that primarily focuses on acquiring equity stakes in, and providing debt financing to, large, multi-product private equity and private credit firms through two investment strategies: GP minority stakes and GP debt financing, and also includes our professional sports minority stakes strategy.

•	“IPI Acquisition” refers to the acquisition of the business of digital infrastructure fund manager IPI Partners, LLC that was completed on January 3, 2025.

•

“KAM Acquisition” refers to the acquisition of Kuvare Insurance Services LP (d/b/a Kuvare Asset Management), a boutique investment management firm focused on providing asset management services to the insurance industry, that was completed on July 1, 2024.

•	“NYSE” refers to the New York Stock Exchange.

•

“our products” refers to the products that we manage, including our Regulated Products, private funds, insurance solutions offerings, CLOs and other securitizations, managed accounts and real estate investment trusts.

•

“Owl Rock” refers collectively to the combined businesses of Blue Owl Capital Group LLC (f/k/a/ Owl Rock Capital Group LLC) and Blue Owl Securities LLC (f/k/a Owl Rock Capital Securities LLC), which was the predecessor of Blue Owl for accounting and financial reporting purposes.

•	“OWLCX” refers to Blue Owl Alternative Credit Fund, a non-diversified, closed-end management investment company registered under the Investment Company Act that is operated as an “interval fund.”

•	“Par Four Acquisition” refers to the acquisition of Par Four CLO Management LLC, a CLO manager, that was completed on August 15, 2023.

•

“Permanent Capital” refers to AUM in products that have an indefinite term and do not have a requirement to exit investments and return the proceeds to investors after a prescribed period. Some of these products, however, may be required or can elect to return all or a portion of capital gains and investment income, and some may have periodic tender offers or redemptions. Permanent Capital includes certain products that are subject to management fee step downs or roll-offs or both over time.

•

“Prima Acquisition” refers to the acquisition of Prima Capital Advisors Holdings LLC, a real estate lender focused primarily on investing in commercial mortgage-backed securities, that was completed on June 6, 2024.

•	“Real Assets” refers, unless context indicates otherwise, to our Real Assets platform that includes our net lease strategy, which focuses on acquiring net-leased real estate occupied by investment

S-vi

grade and creditworthy tenants; real estate credit, which offers a diverse range of competitive financing solutions; and digital infrastructure, which focuses on acquiring, financing, developing, and operating data centers and related digital infrastructure assets.

•	“Regulated Products” refers to our BDCs and OWLCX.

•	“Revolving Credit Facility” refers to revolving credit facility, dated December 7, 2021, by and among the Issuer and the lenders party thereto, as amended from time to time.

S-vii

SUMMARY

This summary highlights selected information contained or incorporated by reference elsewhere in this prospectus supplement and does not contain all of the information you should consider when making your investment decision. We urge you to read all of this prospectus supplement, including our consolidated and combined financial statements and accompanying notes, and the documents incorporated by reference in this prospectus supplement, carefully to gain a fuller understanding of our business and the terms of the notes, as well as some of the other considerations that may be important to you, before making your investment decision. You should pay special attention to the “Risk Factors” sections of this prospectus supplement and the documents incorporated by reference in this prospectus supplement to determine whether an investment in the notes is appropriate for you.

Our Company

Blue Owl is a leading asset manager that is redefining alternatives. With $319.0 billion in AUM as of June 30, 2026, we invest across three multi-strategy platforms: Credit, Real Assets and GP Strategic Capital. Anchored by a strong permanent capital base, we provide businesses with private capital solutions to drive long-term growth and offer institutional investors, individual investors and insurance companies differentiated alternative investment opportunities that aim to deliver strong performance, risk-adjusted returns and capital preservation. Our management team is comprised of seasoned investment professionals with decades of experience building alternative investment businesses. We employ over 1,380 people globally as of June 30, 2026.

Blue Owl was formed in May 2021 through the combination of Owl Rock, a leader in credit solutions, and Dyal Capital Partners, a leading capital solutions provider to large private capital managers. In December 2021, we acquired Blue Owl Real Estate Capital, LLC (f/k/a Oak Street Real Estate Capital, LLC), which expanded our offerings to include real estate-focused products. In April 2022, we acquired Wellfleet Credit Partners LLC, which expanded our reach in the broadly syndicated leveraged loans market, including CLO product offerings. In August 2023, the Par Four Acquisition expanded our liquid credit strategy team. In December 2023, the CHI Acquisition expanded our offerings to include mid-to-late-stage equity investments into biopharmaceutical and healthcare companies. In June 2024, the Prima Acquisition expanded our real estate finance offerings. In July 2024, the KAM Acquisition expanded our offerings to provide solutions for insurance clients. In September 2024, the Atalaya Acquisition expanded our alternative investment credit-focused products. In January 2025, the IPI Acquisition expanded our offerings to include digital infrastructure-focused products and complemented our existing net lease strategy.

Our breadth of offerings and Permanent Capital base enable us to offer a differentiated, holistic framework of capital solutions to middle market companies, large alternative asset managers and corporate real estate owners and tenants. We provide these solutions through our Permanent Capital vehicles and long-dated private funds, which we believe provide our business with a high degree of earnings stability and predictability. Our Permanent Capital vehicles generally have an indefinite term and do not have requirements to exit investments after a prescribed period to return invested capital to investors, except as required by applicable law or pursuant to redemption requests that can only be made after significant lock-up periods. For the twelve months ended June 30, 2026, approximately 85% of our GAAP and FRE management fees were generated by Permanent Capital.

Our global, high-caliber investor base includes a diversified mix of institutional investors, including prominent public and private pension funds, endowments, foundations, family offices, private banks, high net worth individuals, asset managers and insurance companies, as well as individual clients, accessed through well-known wealth management firms. We have continued to grow our investor base and presence in the growing private markets and alternative asset management sector by emphasizing our disciplined investment approach, client service, and portfolio performance.

Our management takes a one-firm approach when making operating decisions and determining how to allocate resources. As a result, we currently operate as a single reportable segment. Management regularly reviews our revenues by product line and our expenses by type at the total firm level, and therefore we have presented details of our operating results throughout this report consistent with how management reviews our results.

Our revenues are generated primarily from the investment advisory and management agreements we have with our products. See Note 2 to our Financial Statements for a detailed description of how we earn our revenues. Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q present additional information on our revenues and operating results, as well as historical AUM and performance information for certain of our products; such information should be read in conjunction with this description of our business.

Organizational Structure

The diagram below depicts a simplified version of our organizational structure as of June 30, 2026. Certain entities depicted below may be held through intervening entities not shown in the diagram.

Blue Owl Capital Inc.
Blue Owl Capital GP Holdings LLC
Blue Owl Capital GP LLC
Blue Owl Capital Holdings LP
99% LP
Blue Owl Capital Carry Blocker LLC
1% LP
Blue Owl Capital Carry LP
Blue Owl Real Estate Holdings LP
Blue Owl Capital Group LLC
Blue Owl Finance LLC
Blue Owl GPSC Holdings LLC
Blue Owl Capital GP Holdings LP
Blue Owl GP Stakes GP Holdings LLC
Blue Owl Real Estate GP Holdings LLC
Blue Owl Capital Holdings LLC
Issuer
Guarantors

Corporation Information

Blue Owl Capital Inc. is a Delaware corporation. Our principal executive offices are located at 399 Park Avenue, New York, NY 10022 and our telephone number at that address is (212) 419-3000. Our website is located at www.blueowl.com. Our website and the information contained on, or accessed through, our website are not part of this prospectus supplement, and you should rely only on the information contained in this prospectus supplement when making a decision as to whether to invest in the notes.

The Offering

The summary below describes the principal terms of the notes offered hereby. Certain of the terms and conditions described below are subject to important limitations and exceptions. You should carefully review the “Description of Notes” section of this prospectus supplement, which contains a more detailed description of the terms and conditions of the notes.

Issuer	Blue Owl Finance LLC

Securities Offered	$ aggregate principal amount of % Senior Notes due 2036.

Interest Rate	The notes will bear interest at the rate of

Interest Payment Dates	and of each year, commencing on , 2027.

Maturity	, 2036.

Optional Redemption	The notes may be redeemed prior to maturity in whole at any time or in part from time to time at our option at a redemption price equal to the greater of 100% of the principal amount to be redeemed and a “make-whole” redemption price, in either case, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that if the Issuer redeems any notes on or after , 20 (the date falling three months prior to the maturity date of the notes), the redemption price for the notes will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. For more detailed information on the calculation of the redemption price, see “Description of Notes—Optional Redemption of the Notes.”

Change of Control Repurchase Event

If a Change of Control Repurchase Event as defined under “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” occurs, the Issuer must offer to repurchase the notes at a repurchase price in cash equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date. See “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

Ranking	The notes will be the Issuer’s unsecured and unsubordinated obligations and will:

•	rank equally in right of payment with all of its existing and future unsecured unsubordinated indebtedness, liabilities and other obligations;

•	rank senior in right of payment to all of its existing and future subordinated indebtedness;

•	be effectively subordinated in right of payment to all of its existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of each subsidiary of the Issuer or the Guarantors (other than the Issuer), that is not a Guarantor.

Guarantors	Each of Blue Owl Capital Inc., Blue Owl Capital GP Holdings LLC, Blue Owl Capital GP LLC, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Blue Owl Capital Group LLC, Blue Owl GPSC Holdings LLC, Blue Owl Capital GP Holdings LP, Blue Owl GP Stakes GP Holdings LLC, Blue Owl Real Estate Holdings LP, Blue Owl Real Estate GP Holdings LLC and Blue Owl Capital Holdings LLC and any other entity that is required to become a guarantor of the notes as provided under “Description of Notes—Guarantees.” As of June 30, 2026, Blue Owl’s non-Guarantor subsidiaries generated substantially all of Blue Owl’s total net revenue, exclusive of intercompany accounts.

Guarantees	The Guarantors will fully and unconditionally guarantee payment of principal, premium, if any, and interest on the notes on a joint and several basis. The Guarantors are holding companies, and the notes are not guaranteed by any fee generating businesses or funds of Blue Owl Capital Inc. The guarantees will be unsecured and unsubordinated obligations of the Guarantors and will:

•	rank equally in right of payment with all of the Guarantors’ existing and future unsecured unsubordinated indebtedness, liabilities and other obligations;

•	rank senior in right of payment to all of the Guarantors’ existing and future subordinated indebtedness;

•	be effectively subordinated in right of payment to all of the Guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of each subsidiary of the Guarantors that is not itself the Issuer or a Guarantor.

Use of Proceeds	We estimate that the net proceeds to us from this offering, after deducting the underwriting discount and estimated offering expenses, will be approximately $ .

We intend to use the net proceeds from this offering to repay a portion of outstanding borrowings under our Revolving Credit Facility. See “Use of Proceeds.” Certain of the underwriters and/or their affiliates are agents, purchasers and/or lenders under our Revolving Credit Facility, and thus may receive a portion of the proceeds from the issuance of the notes. See “Underwriting—Other Relationships.”

Certain Covenants	The indenture governing the notes will include requirements that will, among other things, restrict the ability of the Issuer and, as applicable, the Guarantors to:

•	merge, consolidate or sell, transfer or lease assets; and

•	create liens on the voting stock or profit participating equity interests of their subsidiaries.

These covenants will be subject to a number of important qualifications and limitations. See “Description of Notes.”

Trustee	Wilmington Trust, National Association.

Additional Notes	From time to time, without notice to, or the consent of, the holders of the notes, the Issuer may issue other debt securities under the indenture in addition to the notes, increase the principal amount of the notes that may be issued under the indenture and issue additional notes of this series in the future. Any such additional notes will have the same terms as the notes being offered by this prospectus supplement but may be offered at a different offering price or have a different issue date, interest accrual date or initial interest payment date than the notes being offered by this prospectus supplement. For the avoidance of doubt, the Issuer may issue additional notes at any time and from time to time, including prior to the closing date of this offering. If issued, these additional notes will become part of the same series as the notes being offered by this prospectus supplement, including for purposes of voting, redemptions and offers to purchase. If any additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes shall not have the same CUSIP number as the initial notes. There is no limit on the aggregate amount of additional notes that may be issued under the indenture.

Ratings	The notes are expected to be rated by one or more independent credit rating agencies.

Denominations and Form

The notes will be book-entry only and registered in the name of a nominee of DTC. Investors may elect to hold interests in the notes through Clearstream Banking, société anonyme, or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), if they are participants in these systems, or indirectly through organizations that are participants in these systems. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No Public Market	The notes are a new issue of securities and there is currently no established trading market for the notes. We do not intend to list the notes on any securities exchange. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market making activities at any time without notice. Therefore, we cannot assure you that an active or liquid trading market for the notes will develop or, if developed, that it will continue. See “Underwriting.”

Original Issue Discount	If the stated principal amount of the notes exceeds their issue price by an amount greater than or equal to a statutorily defined de minimis amount, then the notes will be considered to be issued with original issue discount (“OID”) for U.S. federal income tax purposes in an amount equal to such excess. A U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”) generally will be required to include such OID in gross income as ordinary income as it accrues on a constant yield basis for U.S. federal income tax purposes, in advance of the receipt of the cash payments to which such OID is attributable and regardless of such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” below for more information.

Risk Factors	You should carefully consider the information set forth herein under “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement, including the “Risk Factors” in our most recent annual report on Form 10-K for the year ended December 31, 2025, before deciding whether to purchase the notes.

Governing Law	The State of New York.

RISK FACTORS

In addition to the other information contained or incorporated by reference in this prospectus supplement, including the matters addressed under “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before investing in the notes.

You should also read the risk factors and other cautionary statements, including those described under the sections entitled “Risk Factors” in Blue Owl Capital Inc.’s annual report on Form 10-K for the year ended December 31, 2025, which are incorporated by reference in this prospectus supplement.

We are subject to certain risks and uncertainties due to the nature of the business activities we conduct. The risks discussed below, any of which could materially and adversely affect our business, financial condition, cash flows, and results of operations, are not the only risks we face. We may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows, and results of operations.

Risks Related to the Notes and Guarantees

The Issuer is a finance subsidiary and will depend upon intercompany transfers from the Guarantors to meet its obligations under the notes. The Guarantors are holding companies and will depend upon funds from their respective subsidiaries to meet their obligations under the guarantees. The notes and the guarantees will be structurally subordinated to the claims of the creditors of the subsidiaries of Blue Owl Capital Inc. other than the Issuer and the Guarantors.

The Issuer is an indirect finance subsidiary of Blue Owl Capital Inc. and a direct finance subsidiary of Blue Owl Capital Holdings LP, each of which will guarantee the notes, and each of which have no operations or assets other than in such capacity. Furthermore, the Guarantors, including Blue Owl Capital Inc., are holding companies, and their only significant assets are their investments in their respective subsidiaries and the cash that is upstreamed to the Guarantors from such subsidiaries for cash management purposes. As a finance subsidiary, the Issuer is dependent upon intercompany transfers of funds from the Guarantors to meet its obligations under the notes and, as holding companies, the Guarantors generally are dependent upon intercompany transfers of funds from their respective subsidiaries to meet their obligations under the guarantees. The ability of such entities to make other payments to the Issuer or the Guarantors may be restricted by, among other things, applicable laws as well as agreements to which those entities may be a party. Therefore, the Issuer’s ability and the Guarantors’ abilities to make payments in respect of the notes or the guarantees, respectively, may be limited.

None of the subsidiaries of Blue Owl Capital Inc., other than the Issuer, Blue Owl Capital GP Holdings LLC, Blue Owl Capital GP LLC, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Blue Owl Capital Group LLC, Blue Owl GPSC Holdings LLC, Blue Owl Capital GP Holdings LP, Blue Owl GP Stakes GP Holdings LLC, Blue Owl Real Estate Holdings LP, Blue Owl Real Estate GP Holdings LLC and Blue Owl Capital Holdings LLC, will have any obligations in respect of the notes, unless any such entities become guarantors. See “Summary—Organizational Structure” and “Description of Notes.” Accordingly, the notes will be structurally subordinated to claims of creditors (including trade creditors, if any) of all the subsidiaries of Blue Owl Capital Inc., other than the Issuer, Blue Owl Capital GP Holdings LLC, Blue Owl Capital GP LLC, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Blue Owl Capital Group LLC, Blue Owl GPSC Holdings LLC, Blue Owl Capital GP Holdings LP, Blue Owl GP Stakes GP Holdings LLC, Blue Owl Real Estate Holdings LP, Blue Owl Real Estate GP Holdings LLC and Blue Owl Capital Holdings LLC, unless such entities become guarantors. All obligations of each subsidiary of the Issuer and the Guarantors, that is not itself the Issuer or a Guarantor, will have to be satisfied before any of the assets of such entities would be available for distribution, upon a liquidation or otherwise, to the Issuer and the Guarantors.

We may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the notes.

The terms of the indenture and the notes do not impose any limitation on the Issuer or any of the Guarantors or their respective subsidiaries’ ability to incur additional debt. The Issuer or any of the Guarantors or their respective subsidiaries may incur additional indebtedness in the future, which could have important consequences to holders of the notes, including the following:

•	we could have insufficient cash to meet our financial obligations, including our obligations under the notes;

•	our ability to obtain additional financing for working capital, capital expenditures or general corporate purposes may be impaired; and

•	a significant degree of debt could make us more vulnerable to changes in general economic conditions and also could affect the financial strength ratings of our subsidiaries.

In contrast to typical guaranteed debt securities, the Guarantors of the notes are holding companies. Accordingly, the notes have similar credit characteristics to holding company debt that does not have the benefit of guarantees and are structurally subordinated to the claims of creditors of our fee generating businesses.

The guarantees of the notes are intended to serve a different purpose than guarantees in a traditional guaranteed debt structure. In a typical debt offering with guarantees, the notes are issued by a parent holding company and the obligations are fully and unconditionally guaranteed by the Issuer’s wholly owned domestic subsidiaries. This has the effect of improving the credit quality of what would otherwise be holding company debt by effectively eliminating structural subordination of the parent’s debt obligation to the trade and other creditors of the operating businesses. By contrast, the guarantees of the notes will be issued by holding companies and, therefore, the notes and guarantees will remain structurally subordinated to the creditors of our fee generating businesses. Accordingly, the credit quality of the notes and related guarantees is more similar to holding company debt securities than traditional guaranteed debt securities.

Your right to receive payments on the notes is effectively subordinated to the rights of those lenders who have a security interest in the assets of the Issuer, the Guarantors or the subsidiaries of the Guarantors to the extent of the value of such assets.

The Issuer’s obligations under the notes are unsecured. In the future, the Issuer, the Guarantors or the subsidiaries of the Guarantors may incur indebtedness that is secured by certain or substantially all of their respective tangible and intangible assets, including the equity interests of each of their existing and future subsidiaries. If the Issuer, the Guarantors or the subsidiaries of the Guarantors were unable to repay any such secured indebtedness, the creditors of such obligations could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes offered hereby or obligations under the notes are otherwise due and payable at such time. In any such event, because the notes are unsecured, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to fully satisfy your claims.

If we default on our obligations to pay our other indebtedness, the Issuer may not be able to make payments on the notes.

Any default under the agreements governing our indebtedness that is not waived by the required lenders or holders, and the remedies sought by the lenders or holders of such indebtedness, could prevent the Issuer from paying principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in the indenture that will govern the notes), we could be in default under the terms of the agreements governing such indebtedness, including the indenture that will govern the notes. In the event of such default,

•

the lenders or holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest; and

•	we could be forced into bankruptcy or liquidation.

Upon any such bankruptcy filing, we would be stayed from making any ongoing payments on the notes, and the holders of the notes would not be entitled to receive post-petition interest or applicable fees, costs or charges, or any “adequate protection” under Title 11 of the United States Code (the “Bankruptcy Code”). Furthermore, if a bankruptcy case were to be commenced under the Bankruptcy Code, we could be subject to claims, with respect to any payments made within 90 days prior to commencement of such a case, that we were insolvent at the time any such payments were made and that all or a portion of such payments, which could include repayments of amounts due under the notes, might be deemed to constitute a preference, under the Bankruptcy Code, and that such payments should be voided by the bankruptcy court and recovered from the recipients for the benefit of the entire bankruptcy estate. Also, in the event that we were to become a debtor in a bankruptcy case seeking reorganization or other relief under the Bankruptcy Code, a delay and/or substantial reduction in payment under the notes may otherwise occur.

The interests of our equity holders may be in conflict with the interests of holders of the notes.

Circumstances may occur in which the interests of our equity holders, including the public stockholders of Blue Owl Capital Inc. and our principals, could be in conflict with the interests of the holders of our debt, including the notes. Equity holders may have an interest in pursuing transactions that, in their judgment, enhance the value of their equity investment, even though those transactions may involve risks to the holders of our debt, including the notes.

Your ability to transfer the notes may be limited by the absence of an active or liquid trading market, and there is no assurance that any active or liquid trading market will develop or, if developed, be maintained for the notes.

The notes are a new issue of securities for which there is no established public market. We do not intend to list the notes on any national or international securities exchange. The underwriters have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations; however, the underwriters are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. Therefore, we cannot assure you that an active or liquid trading market for the notes will develop or, if developed, that it will continue. We cannot assure you that the market, if any, for the notes will be free from disruptions that may adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

If an active or liquid trading market does develop, changes in our credit ratings or the debt markets could adversely affect the market prices of the notes.

The market price for the notes will depend on many factors, including:

•	our credit ratings with major credit rating agencies, including with respect to the notes;

•	the prevailing interest rates being paid by other companies similar to us;

•	our results of operations, financial condition and future prospects; and

•	the overall condition of the economy and the financial markets.

The price of the notes may be adversely affected by unfavorable changes in these factors. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future. Fluctuations could have an adverse effect on the market prices of the notes.

In addition, credit rating agencies also continually review their ratings for debt securities of companies that they follow, including us. Negative changes in our ratings, including a downgrade or the suspension or withdrawal of these ratings by the rating agencies, could have an adverse effect on the market price of the notes. The effect of any credit rating downgrade would be to increase our costs of borrowing in the future.

The Issuer may not be able to repurchase the notes upon a Change of Control Repurchase Event.

Upon the occurrence of a Change of Control Repurchase Event, each holder of notes will have the right to require the Issuer (or the Guarantors) to repurchase all or any part of such holder’s notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to, but not including, the date of repurchase. If we experience a Change of Control Repurchase Event, we cannot assure you that the Issuer (or the Guarantors) would have sufficient financial resources available to satisfy its obligations to repurchase the notes. The Issuer’s (or Guarantors’) failure to repurchase the notes as required under the indenture would result in a default under the indenture governing the notes, which could result in defaults under agreements governing any of our other indebtedness of the Issuer or Guarantors, including the acceleration of the payment of any borrowings thereunder, and have material adverse consequences for the holders of the notes. In addition, the change of control provisions in the indenture governing the notes may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a “Change of Control” as defined in the indenture governing the notes that would trigger our obligation to repurchase the notes. If an event occurs that does not constitute a “Change of Control” as defined in the indenture governing the notes, we will not be required to make an offer to repurchase the notes and you may be required to continue to hold your notes despite the event. See “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

Redemption may adversely affect your return on the notes.

The Issuer has the right to redeem some or all of the notes prior to maturity, as described under “Description of Notes—Optional Redemption of the Notes.” The Issuer may redeem the notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

The notes may be issued with original issue discount for U.S. federal income tax purposes.

If the stated principal amount of the notes exceeds their issue price by an amount greater than or equal to a statutorily defined de minimis amount, then the notes will be considered to be issued with OID for U.S. federal income tax purposes in an amount equal to such excess. If the notes are issued with OID, then, in addition to the stated interest on a note, a U.S. holder (as defined below in “Material U.S. Federal Income Tax Considerations”) would be required to include such OID in gross income (as ordinary income) as it accrues on a constant yield basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such OID is attributable and regardless of such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations” below for more information.

There are limited covenants and protections in the indenture.

While the indenture and the notes will contain terms intended to provide protection to holders upon the occurrence of certain events involving significant corporate transactions and our creditworthiness, these terms will be limited and may not be sufficient to protect your investment in the notes. For example, there will be no financial covenants in the indenture. In addition, as described under “Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event,” upon the occurrence of a Change of Control Repurchase Event, holders will be entitled to require the Issuer to repurchase their notes at 101% of their principal amount. However, the definition of the term “Change of Control Repurchase Event” will be limited and will not cover a variety of transactions (such as acquisitions by us, recapitalizations or “going private” transactions by our affiliates) that could negatively affect the value of your notes. A change of control transaction under the indenture may only occur if there is either (i) a sale of all or substantially all of our assets or (ii) a change in the controlling interest in our business coupled with the acquisition by a third-party of an entitlement to receive more than 50% of our equity distributions or partner allocations. For a Change of Control Repurchase Event to occur there must be not only a change of control transaction as will be defined in the indenture, but also a ratings downgrade resulting from such transaction. If we were to enter into a significant corporate transaction that negatively affects the value of the notes, but would not constitute a Change of Control Repurchase Event, you would not have any rights to require the Issuer to repurchase the notes prior to their maturity, which also would adversely affect your investment.

Credit ratings may not reflect all risks.

One or more credit rating agencies are expected to assign credit ratings to the notes. Any such ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and incorporated by reference herein and other factors that may affect the value of the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

U.S. federal and state fraudulent transfer laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and any guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the notes.

The Issuer and the Guarantors are each formed under the laws of the State of Delaware. While relevant fraudulent transfer laws may vary from jurisdiction to jurisdiction, such laws may permit a court to void the notes and the guarantees, subordinate claims in respect of the notes and any guarantees and require noteholders to return payments received, and, if that occurs, you may not receive any payments on the notes. Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes, the incurrence of any guarantees of the notes entered into upon issuance of the notes and guarantees that may be entered into thereafter under the terms of the indenture governing the notes. Under applicable bankruptcy laws and fraudulent transfer or conveyance laws, which may vary from jurisdiction to jurisdiction, the notes or any guarantee could be voided as a fraudulent transfer or conveyance if (1) the Issuer or any of the Guarantors, as applicable, issued the notes or incurred its guarantee with the intent of hindering, delaying or defrauding creditors or (2) the Issuer or any of the Guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing the notes or incurring its guarantee and, in the case of (2) only, one of the following is also true at the time thereof:

•	the Issuer or any of the Guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left the Issuer or any of the Guarantors, as applicable, with an unreasonably small amount of capital to carry on business; or

•	the Issuer or any of the Guarantors intended to, or believed that they would, incur debts beyond the Issuer’s or such Guarantor’s ability to pay such debts as they mature.

A court would likely find that the Issuer or a Guarantor did not receive reasonably equivalent value or fair consideration for the notes or a guarantee if the Issuer or such Guarantor did not substantially benefit directly or indirectly from the issuance of the notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or new or antecedent debt is secured or satisfied.

We cannot be certain as to the standards a court would use to determine whether or not the Issuer or the Guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to the Issuer’s or any of the Guarantors’ other debt. Generally, however, an entity would be considered insolvent if at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

If a court were to find that the issuance of the notes or the incurrence of the guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantees or subordinate the notes or such guarantees to presently existing and future indebtedness of the Issuer or of the applicable Guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantees. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes.

Although each guarantee entered into by a Guarantor will contain a provision intended to limit that Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that Guarantor’s obligation to an amount that effectively makes its guarantee worthless.

GUARANTOR DISCLOSURES

The notes offered by this prospectus supplement will be fully and unconditionally guaranteed by Blue Owl Capital Inc., Blue Owl Capital GP Holdings LLC, Blue Owl Capital GP LLC, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Blue Owl Capital Group LLC, Blue Owl GPSC Holdings LLC, Blue Owl Capital GP Holdings LP, Blue Owl GP Stakes GP Holdings LLC, Blue Owl Real Estate Holdings LP, Blue Owl Real Estate GP Holdings LLC and Blue Owl Capital Holdings LLC, as described in “Description of Notes—Guarantees.” The notes initially will not be guaranteed by any other subsidiaries of Blue Owl Capital Inc. The guarantees of the notes will be unsecured and unsubordinated obligations of the Guarantors and will rank equally in right of payment with all of their respective existing and future unsecured and unsubordinated indebtedness and senior to any of their respective subordinated indebtedness and will be effectively subordinated to all of their respective secured indebtedness to the extent of the value of the assets securing that indebtedness, and will be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of each subsidiary of the Issuer and the Guarantors that is not itself the Issuer or a Guarantor. See “Description of Notes—Ranking.”

On a basis that excludes investments in subsidiaries that are not issuers or guarantors of the notes offered hereby as contemplated by Rule 13-01(a)(4) of Regulation S-X, the Issuer and the Guarantors do not have material assets, liabilities and results of operations. Therefore, we have excluded summarized financial information for the Issuer and the Guarantors due to management’s belief that such summarized financial information would be repetitive and would not provide material information to investors beyond that which is already disclosed in our consolidated financial statements.

The Guarantors, including Blue Owl Capital Inc., are holding companies, and the notes are not guaranteed by any fee generating businesses or funds of Blue Owl Capital Inc. The Issuer is an indirect finance subsidiary of Blue Owl Capital Inc. and has no material business activities other than as a finance subsidiary.

USE OF PROCEEDS

We estimate that the net proceeds from this offering, after deducting the underwriters’ discounts, fees and expenses, will be approximately $    million. We intend to use the net proceeds from this offering to repay a portion of outstanding borrowings under our Revolving Credit Facility. See “Description of Other Indebtedness—Revolving Credit Facility” for a description of the principal terms of the Revolving Credit Facility.

Certain of the underwriters and/or their affiliates are agents, purchasers and/or lenders under our Revolving Credit Facility, and thus may receive a portion of the proceeds from the issuance of the notes. See “Underwriting—Other Relationships.”

CAPITALIZATION

The following table sets forth the cash and cash equivalents and the capitalization as of June 30, 2026:

•	for Blue Owl on an actual basis; and

•	for Blue Owl on an as adjusted basis to reflect the use of proceeds from this offering.

The information in this table is presented and should be read in conjunction with the information under “Use of Proceeds” and the consolidated and combined financial statements and related notes incorporated by reference in this prospectus supplement.

	As of June 30, 2026
	Actual	As Adjusted(1)
(unaudited) ($ in thousands)
Cash and cash equivalents	$169,057	$

Total assets	12,334,159
Total debt (gross of deferred financing costs)
Revolving Credit Facility(1)	1,345,000
7.397% Senior Notes due 2028	59,800		59,800
3.125% Senior Notes due 2031	700,000		700,000
4.375% Senior Notes due 2032	400,000		400,000
6.250% Senior Notes due 2034	1,000,000		1,000,000
4.125% Senior Notes due 2051	350,000		350,000

Notes offered hereby(2)	—
Total debt (excluding capital leases)	3,854,800
Shareholders’ equity	1,996,530
Non-controlling interest	3,617,267

Total shareholders’ equity	5,613,797	$
Total liabilities and equity	12,334,159	$

(1)

As of June 30, 2026, our Revolving Credit Facility provided for up to an additional $1,094.2 million of extensions of credit outstanding at any time. As of the date of this prospectus supplement, we had $925.0 million outstanding under our Revolving Credit Facility. The “As Adjusted” amount reflects the pay down of outstanding debt under the Revolving Credit Facility from the net proceeds we expect to receive from the notes offered hereby.

(2)	Represents the aggregate principal amount and excludes original issue discount or premium, and omits deferred financing fees and expenses, if any.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of the material terms of our outstanding debt instruments other than the notes. The following is only a summary of the applicable agreements. The following summary does not purport to be complete, and is qualified by reference to our operative agreements governing our outstanding indebtedness, including the definitions of certain terms therein that are not otherwise defined in this prospectus supplement.

Revolving Credit Facility

The Issuer maintains a revolving credit facility (the “Revolving Credit Facility”), which is guaranteed by Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Blue Owl Capital Group LLC, Blue Owl GPSC Holdings LLC, Blue Owl Capital GP Holdings LP, Blue Owl GP Stakes GP Holdings LLC, Blue Owl Real Estate Holdings LP, Blue Owl Real Estate GP Holdings LLC and Blue Owl Capital Holdings LLC and was amended in August 2025 (the “Amendment” ) to, among other things, increase the total borrowing capacity to $2.425 billion (subject to a potential increase to $3.0 billion upon the satisfaction of certain conditions) and to extend the maturity date to August 8, 2030. Additionally, certain dollar baskets and thresholds under the Revolving Credit Facility were increased pursuant to the Amendment. In November 2025 and July 2026, the total borrowing capacity was further increased to $2.450 billion and $2.5 billion, respectively, upon the satisfaction of certain conditions pursuant to the terms of the Amendment. Amounts available for the Revolving Credit Facility presented in this prospectus supplement are reduced by outstanding letters of credit related to certain leases.

Borrowings under the Revolving Credit Facility bear interest at the Company’s discretion at a rate per annum of (a) secured overnight financing rate (“SOFR”) plus a margin of 0.875% to 1.375%, or (b) the greater of (i) prime rate, (ii) New York Fed Bank Rate plus 0.50% or (iii) SOFR plus 1%, plus a margin of 0.00% to 0.375%. The Company is subject to an undrawn commitment fee rate of 0.07% to 0.2% of the daily amount of available revolving commitment. The borrowing rates for balances outstanding under the Revolving Credit Facility as of June 30, 2026 and December 31, 2025 were 4.75% and 4.94%, respectively.

7.397% Senior Notes due 2028

On May 26, 2023, the Issuer issued $59.8 million aggregate principal amount of 7.397% Senior Notes due 2028 (the “2028 Notes”). The 2028 Notes bear interest at a fixed rate of 7.397% per annum and mature on May 26, 2028. Interest on the 2028 Notes is payable semi-annually in arrears on May 26 and November 26 of each year.

The 2028 Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors. The guarantees are unsecured and unsubordinated obligations of the Guarantors. The guarantees may be released in accordance with the indenture governing the 2028 Notes. All or a portion of the 2028 Notes may be redeemed at the Issuer’s option in whole, at any time, or in part, from time to time, prior to their stated maturity, subject to a make-whole redemption price; provided, however, that if the Issuer redeems any amounts on or after April 26, 2028, the redemption price for the 2028 Notes will be equal to 100% of the principal amount of the amounts redeemed, in each case, plus any accrued and unpaid interest. If a change of control repurchase event occurs, the 2028 Notes are subject to repurchase by the Issuer at a repurchase price in cash equal to 101% of the aggregate principal amount repurchased plus any accrued and unpaid interest. The 2028 Notes also provide for customary events of default and acceleration.

3.125% Senior Notes due 2031

On June 10, 2021, the Issuer issued $700.0 million aggregate principal amount of 3.125% Senior Notes due 2031 (the “2031 Notes”). The 2031 Notes bear interest at a fixed rate of 3.125% per annum and mature on June 10, 2031. Interest on the 2031 Notes is payable semi-annually in arrears on June 10 and December 10 of each year.

The 2031 Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors. The guarantees are unsecured and unsubordinated obligations of the Guarantors. The guarantees may be released in accordance with the indenture governing the 2031 Notes. All or a portion of the 2031 Notes may be redeemed at the Issuer’s option in whole, at any time, or in part, from time to time, prior to their stated maturity, subject to a make-whole redemption price; provided, however, that if the Issuer redeems any amounts on or after March 10, 2031, the redemption price for the 2031 Notes will be equal to 100% of the principal amount of the amounts redeemed, in each case, plus any accrued and unpaid interest. If a change of control repurchase event occurs, the 2031 Notes are subject to repurchase by the Issuer at a repurchase price in cash equal to 101% of the aggregate principal amount repurchased plus any accrued and unpaid interest. The 2031 Notes also provide for customary events of default and acceleration.

4.375% Senior Notes due 2032

On February 15, 2022, the Issuer issued $400.0 million aggregate principal amount of 4.375% Senior Notes due 2032 (the “2032 Notes”). The 2032 Notes bear interest at a fixed rate of 4.375% per annum and mature on February 15, 2032. Interest on the 2032 Notes is payable semi-annually in arrears on February 15 and August 15 of each year.

The 2032 Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors. The guarantees are unsecured and unsubordinated obligations of the Guarantors. The guarantees may be released in accordance with the indenture governing the 2032 Notes. All or a portion of the 2032 Notes may be redeemed at the Issuer’s option in whole, at any time, or in part, from time to time, prior to their stated maturity, subject to a make-whole redemption price; provided, however, that if the Issuer redeems any amounts on or after November 15, 2031, the redemption price for the 2032 Notes will be equal to 100% of the principal amount of the amounts redeemed, in each case, plus any accrued and unpaid interest. If a change of control repurchase event occurs, the 2032 Notes are subject to repurchase by the Issuer at a repurchase price in cash equal to 101% of the aggregate principal amount repurchased plus any accrued and unpaid interest. The 2032 Notes also provide for customary events of default and acceleration.

6.250% Senior Notes due 2034

On April 18, 2024 and June 6, 2024, the Issuer issued $1.0 billion aggregate principal amount of 6.250% Senior Notes due 2034 (the “2034 Notes”). The 2034 Notes bear interest at a fixed rate of 6.250% per annum and mature on April 18, 2034. Interest on the 2034 Notes is payable semi-annually in arrears on April 18 and October 18 of each year.

The 2034 Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors. The guarantees are unsecured and unsubordinated obligations of the Guarantors. The guarantees may be released in accordance with the indenture governing the 2034 Notes. All or a portion of the 2034 Notes may be redeemed at the Issuer’s option in whole, at any time, or in part, from time to time, prior to their stated maturity, subject to a make-whole redemption price; provided, however, that if the Issuer redeems any amounts on or after January 18, 2034, the redemption price for the 2034 Notes will be equal to 100% of the principal amount of the amounts redeemed, in each case, plus any accrued and unpaid interest. If a change of control repurchase event occurs, the 2034 Notes are subject to repurchase by the Issuer at a repurchase price in cash equal to 101% of the aggregate principal amount repurchased plus any accrued and unpaid interest. The 2034 Notes also provide for customary events of default and acceleration.

4.125% Senior Notes due 2051

On October 7, 2021, the Issuer issued $350.0 million aggregate principal amount of 4.125% Senior Notes due 2051 (the “2051 Notes”). The 2051 Notes bear interest at a fixed rate of 4.125% per annum and mature on October 7, 2051. Interest on the 2051 Notes is payable semi-annually in arrears on April 7 and October 7 of each year.

The 2051 Notes are fully and unconditionally guaranteed, jointly and severally, by the Guarantors. The guarantees are unsecured and unsubordinated obligations of the Guarantors. The guarantees may be released in accordance with the indenture governing the 2051 Notes. All or a portion of the 2051 Notes may be redeemed at the Issuer’s option in whole, at any time, or in part, from time to time, prior to their stated maturity, subject to a make-whole redemption price; provided, however, that if the Issuer redeems any amounts on or after April 7, 2051, the redemption price for the 2051 Notes will be equal to 100% of the principal amount of the amounts redeemed, in each case, plus any accrued and unpaid interest. If a change of control repurchase event occurs, the 2051 Notes are subject to repurchase by the Issuer at a repurchase price in cash equal to 101% of the aggregate principal amount repurchased plus any accrued and unpaid interest. The 2051 Notes also provide for customary events of default and acceleration.

DESCRIPTION OF NOTES

Set forth below is a summary of the particular terms of the notes. This prospectus supplement contains descriptions of certain terms of the notes and the Indenture (as defined below) but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and to all of the provisions of the Indenture governing the notes, which has been filed as an exhibit to the registration statement of which this prospectus supplement is a part, including the definitions of specified terms used in the Indenture. In addition to reading this description of the notes, you should also read the Indenture under which the notes are to be issued because it, and not this description, will define your rights as a holder of the notes.

General

The notes will be issued by Blue Owl Finance LLC (the “Issuer” and, together with the Guarantors (as defined herein), the “Credit Parties”). The notes will be fully and unconditionally guaranteed on a joint and several basis by Blue Owl Capital Inc., Blue Owl Capital GP Holdings LLC, Blue Owl Capital GP LLC, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Blue Owl Capital Group LLC, Blue Owl GPSC Holdings LLC, Blue Owl Capital GP Holdings LP, Blue Owl GP Stakes GP Holdings LLC, Blue Owl Real Estate Holdings LP, Blue Owl Real Estate GP Holdings LLC and Blue Owl Capital Holdings LLC (collectively, the “Blue Owl Guarantors” or the “Initial Guarantors”) and any other entity that is required to become a guarantor of the notes as provided under “—Guarantees.” The notes will be issued under an indenture dated as of April 18, 2024 (the “Base Indenture”), as supplemented by a second supplemental indenture to be dated as of     , 2026 (together with the Base Indenture, the “Indenture”), in each case among the Issuer, the Initial Guarantors and Wilmington Trust, National Association, a national banking association, as trustee (the “Trustee”).

The Issuer will issue $     in aggregate principal amount of notes in this offering. The Indenture will authorize the issuance of an unlimited principal amount of additional notes (any such notes, the “additional notes”) in the future. Any such additional notes will have the same terms as the notes but may be offered at a different offering price or have a different issue date, initial interest accrual or initial interest payment date than the notes. If issued, these additional notes will become part of the same series as the notes, including for purposes of voting, redemptions and offers to purchase. If any additional notes are not fungible with the notes for U.S. federal income tax purposes, such additional notes shall not have the same CUSIP number as the notes.

The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will mature on    , 2036, unless the Issuer redeems or repurchases the notes prior to that date, as described below under “—Optional Redemption of the Notes,” and “—Offer to Repurchase Upon a Change of Control Repurchase Event.”

The terms of the notes include those stated in the Indenture. The Indenture will not limit the amount of other debt that the Issuer or the Initial Guarantors may incur. The Issuer may, from time to time, without the consent of the holders of the notes, issue other debt securities under the Indenture in addition to the notes. The terms and conditions of those debt securities will be set forth in those debt securities and the supplemental indenture pursuant to which those debt securities are issued. The Issuer may also, from time to time, without the consent of the holders of the notes, increase the principal amount of the notes that may be issued under the Indenture and issue additional notes. Any such additional notes will have the same terms as the notes being offered by this prospectus supplement, but may be offered at a different offering price or have a different issue date, initial interest accrual date or initial interest payment date than the notes being offered by this prospectus supplement. If issued, these additional notes will become part of the same series as the notes being offered by this prospectus supplement, including for purposes of voting, redemptions and offers to purchase. If any such additional notes are not fungible with the series of notes being offered by this prospectus supplement for U.S. federal income tax purposes, such additional notes will have a separate CUSIP and ISIN number.

The notes do not provide for any sinking fund.

Principal and Interest

The notes will bear interest from     , 2026, or from the most recent interest payment date to which interest has been paid or duly provided for, at the annual rate of     %. Interest on the notes will be payable semi-annually in arrears on      and     of each year, commencing    , 2027, to the persons in whose names the notes are registered at the close of business on the immediately preceding     and, respectively, subject to certain exceptions. Interest on the notes will be computed on a basis of a 360-day year consisting of twelve 30-day months.

Amounts due on the stated maturity date or earlier redemption or repurchase date of the notes will be payable at the Corporate Trust Office (as defined herein). The Issuer will make payments of principal, premium, if any, and interest in respect of the notes in book-entry form to The Depository Trust Company, or its nominee, as Depositary (“DTC”) in immediately available funds, while disbursement of such payments to owners of beneficial interests in notes in book-entry form will be made in accordance with the procedures of DTC and its participants in effect from time to time. The Trustee will initially act as paying agent for payments with respect to the notes. The Issuer may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that the Issuer will be required to maintain a paying agent in each place of payment for the notes. All moneys paid by the Issuer to a paying agent for the payment of principal, interest, premium, if any, or the repurchase or redemption price on notes which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to the Issuer upon request, and the holder of such notes thereafter may look only to the Issuer for payment thereof.

Neither the Issuer nor the Trustee will impose any service charge for any transfer or exchange of a note. However, the Issuer may require you to pay any taxes or other governmental charges in connection with a transfer or exchange of notes.

The Issuer is not required to transfer or exchange any notes selected for redemption for a period of 15 days before mailing of a notice of redemption of the notes to be redeemed or between a record date and its corresponding interest payment date.

If any interest payment date, stated maturity date or earlier redemption or repurchase date falls on a day that is not a business day in The City of New York or in the jurisdiction of the place of payment, the Issuer will make the required payment of principal, premium, if any, and/or interest on the next business day as if it were made on the date payment was due, and no interest will accrue on the amount so payable for the period from and after that interest payment date, stated maturity date or earlier redemption or repurchase date, as the case may be, to the next business day.

The term “business day” means any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the City of New York, the Corporate Trust Office, and the place where the principal of and premium, if any, and interest on, or any repurchase price of, the notes are payable.

The term “Corporate Trust Office” means the designated office of the Trustee which at any time the Indenture shall be principally administered, currently located at Wilmington Trust, National Association, Global Capital Markets, 1310 Silas Deane Highway, Wethersfield, Connecticut 06109, Attention: Blue Owl Capital Notes Administrator, or such other address as the Trustee may designate from time to time by notice to the holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the holders and the Issuer).

Guarantees

The obligations of the Issuer pursuant to the notes, including any repurchase obligation resulting from a Change of Control Repurchase Event, will be fully and unconditionally guaranteed (the “Note Guarantees”), jointly and severally, by each of the Initial Guarantors and any Additional Guarantors (as defined herein) (the Additional Guarantors, if any, together with the Initial Guarantors, the “Guarantors”).

Any New Blue Owl Entity, other than a Non-Guarantor Entity, must provide a Note Guarantee, whereupon such New Blue Owl Entity shall be an “Additional Guarantor.”

The Issuer is a finance subsidiary with no operations or assets other than in such capacity, and the Initial Guarantors are holding companies that hold equity interests directly or indirectly in operating entities. The Issuer and the Initial Guarantors depend upon funds from the Initial Guarantors’ respective subsidiaries to meet their obligations in respect of the notes or the Note Guarantees, as applicable. Accordingly, the credit character of the notes is comparable to debt issued by a holding company.

Each Note Guarantee will be a general unsecured obligation of the relevant Guarantor and will be limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. By virtue of this limitation, a Guarantor’s obligation under its Note Guarantee could be significantly less than amounts payable with respect to the notes or a Guarantor may have effectively no obligation under its Note Guarantee.

The Note Guarantee of a Guarantor will automatically and unconditionally terminate if:

•

such Guarantor is (a) sold, disposed of or otherwise transferred (whether by merger, consolidation, the sale of all or substantially all of its assets or otherwise) to an entity that is not, and is not required to become, a Guarantor, if such sale, disposition or other transfer is otherwise in compliance with the Indenture, including the covenant described in “—Consolidation, Merger, Sale of Assets and Other Transactions,” or (b) liquidated or dissolved in a manner that complies with the Indenture, including the covenant described in “—Consolidation, Merger, Sale of Assets and Other Transactions,”

•	such Guarantor is designated as a Non-Guarantor Entity in accordance with the Indenture;

•	the Issuer effects a defeasance or discharge of the notes, as provided in “—Defeasance and Covenant Defeasance”; or

•	upon full and final payment of the notes.

“New Blue Owl Entity” means any subsidiary of Blue Owl Capital Inc. that is governed by Blue Owl Capital GP LLC other than (i) a then-existing Guarantor, (ii) any Person in which Blue Owl Capital Inc. directly or indirectly owns its interest through one or more then-existing Guarantors or (iii) any Person through which Blue Owl Capital Inc. directly or indirectly owns its interests in one or more then-existing Guarantors.

“Non-Guarantor Entity” means any Person designated by the Issuer as such in accordance with the Indenture. The Indenture will provide that the Issuer may designate any Person as a Non-Guarantor Entity if (i) such Person is directly or indirectly wholly owned by one or more Credit Parties, (ii) such Person, together with all then existing Non-Guarantor Entities designated pursuant to this clause (ii) on a combined and consolidated basis and taken as a whole, would not constitute a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of Blue Owl Capital Inc. (the foregoing, the “Non-Guarantor Limitation”), (iii) such Person is a “controlled foreign corporation” (a “CFC”) within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended (the “Code”), (iv) such Person is a subsidiary of a CFC or (v) such Person has no material assets other than capital stock and/or indebtedness of one or more CFCs. The Issuer may, from time to time, remove the designation of any Person as a Non-Guarantor Entity, and must remove the designation as to one or more Non-Guarantor Entities designated pursuant to clause (ii) of the immediately preceding sentence to the extent that, as of the end of any fiscal quarter, such Non-Guarantor Entities exceed the Non-Guarantor Limitation. Any such designation or removal by the Issuer shall be evidenced to the Trustee by promptly filing with the Trustee a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Issuer’s member or members or board of directors giving effect to such designation or removal, and in the case of a designation, a certificate of a financial or other executive officer of the Issuer certifying that such designation complied with the foregoing provisions.

Ranking

The payment of the principal of, premium, if any, and interest on the notes and the payment of any Note Guarantee will:

•	rank equally in right of payment with all existing and future unsecured and unsubordinated indebtedness, liabilities and other obligations of the Issuer or the relevant Guarantor;

•	rank senior in right of payment to all existing and future subordinated indebtedness of the Issuer or the relevant Guarantor;

•	be effectively subordinated to all existing and future secured indebtedness of the Issuer or the relevant Guarantor, to the extent of the value of the assets securing such indebtedness; and

•

be structurally subordinated in right of payment to all existing and future indebtedness, liabilities and other obligations of each subsidiary of the Issuer or the relevant Guarantor that is not itself the Issuer or a Guarantor.

The Indenture will not contain any limitations on the amount of additional indebtedness that the Issuer or any of the Guarantors or their respective subsidiaries may incur.

The notes and Note Guarantees are obligations of the Credit Parties and are not obligations of the subsidiaries of the Credit Parties. The Credit Parties do not conduct material independent operations and substantially all of their operations are conducted through subsidiaries of the Guarantors. The Issuer’s cash flow and ability to service debt, including the notes, depend upon receiving loans, advances and other payments from the Guarantors and their subsidiaries. The Guarantors will depend on the distribution of earnings, loans or other payments by their subsidiaries to make such payments to the Issuer. These subsidiaries are separate and distinct legal entities, and they have no obligation to pay any amounts due on the notes or to provide the Credit Parties with funds to satisfy any payment obligations with respect to the notes. In addition, any payment of dividends, distributions, loans or advances by subsidiaries of the Guarantors could be subject to statutory or contractual restrictions. Payments due to the Guarantors by their respective subsidiaries will also be contingent upon the earnings and business considerations of such subsidiaries. The Guarantors’ right to receive any assets of any of their respective subsidiaries, as a common equity holder of such subsidiaries, upon their liquidation or reorganization, and therefore the right of the holders of the notes to participate in those assets, would be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors, and claims of preferred equity-holders, if any. Because the notes are unsecured, even if any of the Credit Parties were a creditor of any Guarantor’s subsidiary, its rights as a creditor would be subordinate to any security interest in the assets of such subsidiary and any indebtedness that is senior to that held by the Credit Parties. See “Risk Factors—Risks Related to the Notes and Guarantees.”

Limitations on Liens

The Indenture will provide that the Credit Parties will not, and will not cause or permit any of their respective subsidiaries to, create, assume, incur or guarantee any indebtedness for money borrowed that is secured by a pledge, mortgage, lien or other encumbrance (other than Permitted Liens) on any voting stock or profit participating equity interests of their respective subsidiaries (to the extent of their ownership of such voting stock or profit participating equity interests) or any entity that succeeds (whether by merger, consolidation, sale of assets or otherwise) to all or any substantial part of the business of any of such subsidiaries, without providing that the notes (together with, if the Credit Parties shall so determine, any other indebtedness of or guarantee by, the Credit Parties ranking equally with the notes and existing as of the closing of the offering of the notes or thereafter created) will be secured equally and ratably with or prior to all other indebtedness secured by such pledge, mortgage, lien or other encumbrance on the voting stock or profit participating equity interests of any such entities for so long as such other indebtedness is so secured.

“Permitted Liens” means (a) liens on voting stock or profit participating equity interests of any subsidiary existing at the time such entity becomes a direct or indirect subsidiary of Blue Owl Capital Inc. or is merged into a direct or indirect subsidiary of Blue Owl Capital Inc.; provided that such liens are not created or incurred in connection with such transaction and do not extend to any other subsidiary, (b) statutory liens, liens for taxes or assessments or governmental liens not yet due or delinquent or which can be paid without penalty or are being contested in good faith, (c) other liens of a similar nature as those described above, (d) liens existing on the original issue date of the notes and (e) any lien that renews, extends, replaces or refunds any lien permitted hereby without increasing the principal of the indebtedness secured thereby. This covenant will not limit the ability of the Credit Parties or their subsidiaries to incur indebtedness or other obligations secured by liens on assets other than the voting stock or profit participating equity interests of the Credit Parties and their respective subsidiaries.

Consolidation, Merger, Sale of Assets and Other Transactions

No Credit Party shall be party to a Substantially All Merger or participate in a Substantially All Sale, unless:

•

such Credit Party is the surviving Person, or the Person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Party”) is organized under the laws of the United States, Belgium, Bermuda, Canada, Cayman Islands, France, Germany, Gibraltar, Ireland, Italy, Luxembourg, the Netherlands, Switzerland, the United Kingdom or British Crown Dependencies, a member country of the Organisation for Economic Co-operation and Development, or any political subdivision of any of the foregoing (collectively, the “Permitted Jurisdictions”), and has expressly assumed by supplemental indenture all of the obligations of such Credit Party under the Indenture;

•	immediately after giving effect to such transaction, no default or Event of Default has occurred and is continuing; and

•

the Issuer delivers to the Trustee an officer’s certificate and an opinion of counsel, each stating that such transaction and any supplemental indenture executed in connection therewith comply with the Indenture and that all conditions precedent provided for in the Indenture relating to such transaction and the execution of the supplemental indenture have been complied with.

For as long as any notes remain outstanding, all equity and voting interests of the Issuer must be owned directly or indirectly by one or more Guarantors and each of the Credit Parties must be organized under the laws of a Permitted Jurisdiction.

“Credit Group” means the Credit Parties and the Credit Parties’ direct and indirect subsidiaries (to the extent of their economic ownership interest in such subsidiaries) taken as a whole.

“Person” means and includes natural persons, corporations, partnerships, limited liability companies, joint ventures, associations, companies, business trusts, or other organizations, irrespective of whether they are legal entities.

“Substantially All Merger” means a merger or consolidation of one or more Credit Parties with or into another Person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group to a Person that is not within the Credit Group immediately prior to such transaction.

“Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other Person in one or a series of related transactions, directly or indirectly, of all or substantially all of the properties and assets of the Credit Group to a Person that is not within the Credit Group immediately prior to such transaction.

Any Person that becomes a Successor Party pursuant to this covenant will be substituted for the applicable Credit Party in the Indenture, with the same effect as if it had been an original party to the Indenture. As a result, the Successor Party may exercise the rights and powers of the applicable Credit Party under the Indenture, and, except in the case of a lease, the prior Credit Party will be released from all of its liabilities and obligations under the Indenture and under the notes and Note Guarantees.

Any substitution of a Successor Party for the applicable Credit Party might be deemed for federal income tax purposes to be an exchange of the notes for “new” notes, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the notes. In addition, the jurisdiction in which the Successor Party is organized, incorporated or engaged in business may impose withholding tax on payments made by such Successor Party under the notes, and Holders and beneficial owners of the notes will not be entitled to be grossed up or otherwise compensated for such withholding tax. Holders and beneficial owners of the notes should consult their own tax advisors regarding the tax consequences of any such substitution.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (defined below) occurs, unless the Issuer has exercised its option to redeem the notes as described below, the Issuer will make an offer to each holder of notes to repurchase all or any part of that holder’s notes at a repurchase price in cash equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to, but excluding, the date of repurchase. Within 30 days following any Change of Control Repurchase Event or, at the Issuer’s option, prior to any Change of Control, but after the public announcement of the Change of Control, the Issuer will give notice to each holder (with a copy to the Trustee) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is given. The notice shall, if given prior to the date of consummation of the Change of Control, state that the offer to repurchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the notes, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, the Issuer will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Issuer’s offer;

(2)	deposit with the paying agent an amount equal to the aggregate repurchase price in respect of all notes or portions of notes properly tendered and being repurchased; and

(3)	deliver or cause to be delivered to the Trustee the notes properly accepted, together with an officer’s certificate stating the aggregate principal amount of notes being repurchased by us.

The paying agent will promptly deliver to each holder of notes properly tendered the repurchase price for the notes, and the Issuer will execute and the Trustee will promptly authenticate (if applicable) and deliver (or cause to be transferred by book-entry) to each holder a new note equal in principal amount to any unpurchased portion of any notes surrendered; provided that each new note will be in a minimum principal amount of $2,000 and integral multiples of $1,000 in excess thereof.

The Issuer will not be required to make an offer to repurchase the notes upon a Change of Control Repurchase Event if (i) a third party makes an offer in respect of the notes in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer and such third party purchases all notes properly tendered and not withdrawn under its offer or (ii) the Issuer has given written notice of a redemption as provided below under “—Optional Redemption.”

There can be no assurance that sufficient funds will be available at the time of any Change of Control Repurchase Event to make required repurchases of notes tendered. The failure of the Issuer or the Guarantors to repurchase the notes upon a Change of Control Repurchase Event would result in a default under the Indenture. If the holders of the notes exercise their right to require the Issuer to repurchase the notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could result in defaults under future debt instruments to which the Issuer or the Guarantors are party, including the acceleration of the payment of any borrowings thereunder. It is possible that the Credit Parties will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Credit Parties’ other debt and the notes. See “Risk Factors—The Issuer may not be able to repurchase the notes upon a Change of Control Repurchase Event.”

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties and assets of the Credit Group. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require the Issuer to repurchase the notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Credit Group to another Person or group may be uncertain.

For purposes of the notes:

“Below Investment Grade Rating Event” means the rating on the notes is lowered as a result of a Change of Control to below Investment Grade by any two of the three Rating Agencies on any date from the date of the public notice of an arrangement that could result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended until the ratings are announced if during such 60 day period the rating of the notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred as a result of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Issuer in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event). The Issuer will request the Rating Agencies to make such confirmation in connection with any Change of Control and shall promptly deliver an officer’s certificate to the Trustee certifying as to whether or not such confirmation has been received or denied.

“Change of Control” means the occurrence of the following:

•

the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties and assets of the Credit Group to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than to a Continuing Blue Owl Entity; or

•

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision), other than a Continuing Blue Owl Entity, becomes (A) the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act or any successor provision) of a controlling interest in (i) Blue Owl Capital Inc. or (ii) one or more Guarantors comprising all or substantially all of the assets of the Credit Group and (B) entitled to receive a Majority Economic Interest in connection with such transaction.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a related Below Investment Grade Rating Event.

“Continuing Blue Owl Entity” means any entity that, immediately following any relevant date of determination, is directly or indirectly controlled by one or more persons who, as of any date of determination (i) each have devoted substantially all of his or her business and professional time to the activities of the Credit Parties and/or their subsidiaries or affiliated funds and investment vehicles during the 12-month period immediately preceding such date and (ii) directly or indirectly control a majority of the voting stock (or other similar interests) in Blue Owl Capital Inc. or any successor entity.

“Fitch” means Fitch Ratings, Inc. or any successor thereto.

“Investment Grade” means a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), BBB- or better from Fitch (or its equivalent under any successor rating categories of Fitch) or Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) (or, in each case, if such Rating Agency ceases to rate the notes for reasons outside of the Issuer’s control, the equivalent investment grade credit rating from any Rating Agency selected by the Issuer as a replacement Rating Agency).

“Majority Economic Interest” means any right or entitlement to receive more than 50% of the equity distributions or partner allocations (whether such right or entitlement results from the ownership of partner or other equity interests, securities, instruments or agreements of any kind) made to all holders of partner or other equity interests in the Credit Group (other than entities within the Credit Group).

“Moody’s” means Moody’s Investors Service or any successor thereto.

“Rating Agency” means:

•	each of Fitch, S&P and Moody’s; and

•

if any of Fitch, S&P or Moody’s ceases to rate the notes or fails to make a rating of the notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer as a replacement agency for Fitch, S&P or Moody’s or each of them, as the case may be.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or any successor thereto.

Optional Redemption of the Notes

Prior to the Par Call Date, the notes will be redeemable in whole or in part, at the Issuer’s option at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of (i) 100% of the principal amount of any notes being redeemed and (ii) the sum, as determined by the Issuer, of the present values of the remaining scheduled payments of principal and interest (exclusive of interest accrued to the date of redemption) on any notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus basis points (the “make-whole” amount), plus in each case accrued and unpaid interest, if any, on the principal amount of the notes being redeemed to, but excluding, the date of redemption. On or after the Par Call Date, the notes may be redeemed in whole or in part, at the Issuer’s option at any time and from time to time, at a redemption price equal to 100% of the principal amount of any notes being redeemed, plus accrued and unpaid interest, if any, on the principal amount of the notes being redeemed to, but excluding, the date of redemption.

“Par Call Date” means     , 20  (the date that is three months prior to the maturity date of the notes).

“Treasury Rate” means, with respect to any redemption date, yield determined by the Issuer in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Issuer after 4:15 p.m. (New York City time) (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the date notice of the redemption is given based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the date notice of the redemption is given H.15 TCM is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such date notice of the redemption is given of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at

11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Issuer’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

In the case of any partial redemption, selection of the notes for redemption will be made by the Trustee by such method as the Trustee in its sole discretion deems fair and appropriate, including by lot or pro rata in accordance with DTC’s procedures. No notes of a principal amount of $2,000 or less will be redeemed in part. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon surrender for cancellation of the original note. Notice of redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with DTC’s procedures) to each holder of notes to be redeemed not less than 10 nor more than 60 days, as applicable, prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding notes are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the notes to be redeemed; that on the redemption date the redemption price will become due and payable and that interest will cease to accrue; the place or places where such notes are to be surrendered for payment of the redemption price; and the CUSIP number of the notes to be redeemed. The redemption date and the redemption price (or the method of calculating such price) shall be set by the Issuer upon notice from the Issuer to the Trustee. The Trustee shall have no duty to calculate or verify the Issuer’s calculation of the redemption price. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

By no later than 11:00 a.m. (New York City time) on the redemption date, the Issuer will deposit or cause to be deposited with the Trustee or with another paying agent (or, if any of the Credit Parties is acting as the Issuer’s paying agent with respect to the notes, such Credit Party will segregate and hold in trust as provided in the Indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date) accrued interest on, all of the notes or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the notes to be redeemed, and interest, if any, on the notes to be redeemed will cease to accrue from and after that date. Upon surrender of any such notes for redemption, the Issuer will pay those notes surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the office or agency established by the Issuer for such purpose, and the Issuer will execute, and, if applicable, the Trustee will authenticate and deliver to a holder without service charge, new notes of the same series and of like tenor, of any authorized denomination as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the principal of the notes that holder surrenders.

On and after the date of redemption, interest will cease to accrue on the notes or any portion of the notes called for redemption, unless we default in the payment of the redemption amount.

Financial Reports

For so long as Blue Owl Capital Inc. is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Issuer must provide (or cause its affiliates to provide) to the Trustee, unless available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or successor system), within 15 days after Blue Owl Capital Inc. files the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Blue Owl Capital Inc. may file with the SEC pursuant to

Section 13 or 15(d) of the Exchange Act. The financial information of the Issuer and the Guarantors, collectively, is substantially the same as the financial information of Blue Owl Capital Inc. and its consolidated subsidiaries, except with respect to certain intercompany transactions that do not materially impact the information presented.

For so long as any notes remain outstanding, the Issuer will, or will cause its affiliates to, furnish to the holders of the notes and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act; provided, however, that if any time Blue Owl Capital Inc. no longer directly or indirectly controls the Credit Parties, such information shall be provided for either (i) the Credit Parties on a combined and consolidated basis and taken as a whole or (ii) any Person that directly or indirectly controls the Credit Parties (in each case, as if such rule applied to such Person). The Issuer will, or will cause its affiliates to, make the above information and reports available to securities analysts and prospective investors upon request.

Events of Default, Notice and Waiver

The following will constitute “Events of Default” under the Indenture with respect to the notes:

•	the Issuer’s failure to pay any interest on the notes when due and payable, continued for 30 days;

•	the Issuer’s failure to pay principal (or premium, if any) on any notes when due, regardless of whether such payment became due because of maturity, redemption, acceleration or otherwise;

•	the Issuer’s failure to pay or causing to pay the repurchase price when due in connection with a Change of Control Repurchase Event;

•

any Credit Party’s failure to observe or perform any other covenants or agreements with respect to the notes for 90 days after the Issuer receives written notice of such failure from the Trustee or 90 days after the Issuer and the Trustee receive written notice of such failure from the holders of at least 25% in aggregate principal amount of the outstanding notes;

•	certain events of bankruptcy, insolvency or reorganization of the Issuer or of any Guarantor (other than an Insignificant Guarantor); and

•

a Note Guarantee of any Guarantor (other than an Insignificant Guarantor) ceases to be in full force and effect or is declared to be null and void and unenforceable or such Note Guarantee is found to be invalid or a Guarantor (other than an Insignificant Guarantor) denies its liability under its Note Guarantee (other than by reason of release of such Guarantor in accordance with the terms of the Indenture).

“Insignificant Guarantor” means a Guarantor (or a group of Guarantors taken together) that would not, on a combined and consolidated basis and taken as a whole together with all then existing Non-Guarantor Entities designated pursuant to clause (2) of the definition of Non-Guarantor Entity, as set forth above under the caption “—Guarantees,” constitute a “significant subsidiary” (as such term is defined in Rule 1-02(w) of Regulation S-X under the Securities Act or any successor provision) of Blue Owl Capital Inc.

If an Event of Default with respect to the notes shall occur and be continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes may declare, by notice as provided in the Indenture, the principal amount of all outstanding notes to be due and payable immediately; provided that, in the case of an Event of Default involving certain events of bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived.

Any past default under the Indenture with respect to the notes, and any Event of Default arising therefrom, may be waived by the holders of a majority in principal amount of all outstanding notes, except in the case of (i) a default in the payment of the principal of (or premium, if any) or interest on any note, or the repurchase price in connection with a Change of Control Repurchase Event, or (ii) default in respect of a covenant or provision which may not be amended or modified without the consent of the holder of each note affected.

The Trustee is required within the later of 90 days after the occurrence of a default (which is continuing and of which a responsible trust officer of the Trustee has received written notice) or promptly after receipt of written notice of such default, with respect to the notes (without regard to any grace period or notice requirements), to give to the holders notice of such default; provided that except in the case of a default in the payment of principal of (or premium, if any) or interest on any note, or the repurchase price in connection with a Change of Control Repurchase Event, the Trustee may withhold notice if and so long as the Trustee in good faith determines that withholding notice is in the interests of the holders.

The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the notes unless such holders shall have offered, and if requested, provided to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by the Trustee in compliance with such request or direction. The Trustee may require indemnification by the holders, reasonably satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request, with respect to which a default has occurred before proceeding to exercise any right or power under the Indenture at the request of the holders. Subject to such right of indemnification and to certain other limitations, the holders of a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the notes, provided that such direction shall not be in conflict with any rule of law or with the Indenture, shall not subject the Trustee to liability for which it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk of liability is not reasonably assured to it, shall not prejudice the rights of holders not joining in the direction and the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

No holder of notes may institute any action against the Credit Parties under the Indenture (except actions for payment of overdue principal of (and premium, if any) or interest on such notes in accordance with its terms) unless (i) the holder has given to the Trustee written notice of an Event of Default and of the continuance thereof with respect to the notes specifying an Event of Default, as required under the Indenture, (ii) the holders of at least 25% in aggregate principal amount of outstanding notes under the Indenture shall have requested the Trustee to institute such action and offered, and if requested, provided to the Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (iii) the Trustee shall not have instituted such action within 60 days of such request and (iv) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the notes.

The Issuer will be required to furnish the Trustee annually a statement by an officer to the effect that, to the best of his or her knowledge, the Issuer is not in default in the fulfillment of any of its obligations under the Indenture or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the action(s) the Issuer intends to take to cure such default(s).

Defeasance and Covenant Defeasance

Except as prohibited by the Indenture, if the Issuer deposits with the Trustee sufficient money or United States government obligations, or both, to pay the principal of, premium, if any, and interest on, the notes on the scheduled due dates therefor, then at the Issuer’s option the Issuer may be discharged from certain of its obligations with respect to the notes or elect that its failure to comply with certain restrictive covenants, including those described in “—Offer to Repurchase Upon a Change of Control Repurchase Event,” “—Consolidation,

Merger, Sale of Assets and Other Transactions,” “—Limitations on Liens” and the requirement to add Additional Guarantors as described in “—Guarantees” will not be deemed to be or result in an event of default under the notes.

Satisfaction and Discharge

At the Issuer’s option, the Indenture will cease to be of further effect with respect to any notes issued thereunder (except for certain surviving rights of the Trustee), and the Trustee, at the expense of Issuer, will execute such instruments reasonably requested by the Issuer acknowledging satisfaction and discharge of the Indenture, when:

(1)	either

(A)

all notes that have been authenticated and delivered (other than notes that have been mutilated, destroyed, lost or stolen and which have been replaced or paid and notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or

(B)

all such notes not theretofore delivered to the Trustee for cancellation: (i) have become due and payable, or (ii) will become due and payable within one year of the date of deposit, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, money in an amount sufficient to pay and discharge the entire indebtedness on such notes not delivered to the Trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of notes that have become due and payable) or to the date of maturity or redemption, as the case may be;

(2)	the Issuer has paid or caused to be paid all other sums payable under the Indenture by the Issuer; and

(3)

the Issuer has delivered to the Trustee an officer’s certificate of the Issuer and an opinion of counsel, each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge of the Indenture as to the notes have been complied with.

Modification and Waiver

The Issuer, the Guarantors and the Trustee may modify the Indenture in a manner that affects the interests or rights of the holders of notes with the consent of the holders of at least a majority in aggregate principal amount of the notes at the time outstanding. This includes consents obtained in connection with a purchase of notes, a tender offer for notes or an exchange offer of notes. However, the Indenture will require the consent of each holder of notes affected by any modification which would:

•	change the fixed maturity of, or any installment of principal or interest on, the notes;

•	reduce the principal amount of the notes payable at or upon acceleration of the maturity thereof, or reduce the rate or extend the time of payment of interest thereon;

•	reduce the price at which the notes must be repurchased in connection with a Change of Control Repurchase Event;

•	reduce any premium payable upon the redemption or change the date on which the notes must be redeemed;

•	change the currency in which the notes or any premium or interest is payable;

•	impair the right to enforce any payment on or with respect to the notes;

•

reduce the percentage in principal amount of outstanding notes the consent of whose holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

•	subordinate the notes or any Note Guarantee to any other obligation of the Issuer or the applicable Guarantor;

•	modify the Note Guarantees in any manner adverse to the holders; or

•	modify any of the above bullet points.

The Issuer, the Guarantors and the Trustee may also modify and amend the Indenture without the consent of any holders of notes to:

•	add covenants that would benefit the holders of any notes or surrender any right or power the Indenture confers upon us;

•	evidence the assumption of our obligations or the obligations of any Guarantor under the Indenture by a successor;

•	add any additional events of default for the benefit of the holders of any notes;

•	add new Guarantors;

•	provide for the release of any Guarantor in accordance with the Indenture;

•	secure the notes;

•	provide for a successor Trustee;

•	provide for the issuance of additional notes;

•	establish forms or terms for notes of any series;

•	comply with the rules of any applicable depositary;

•	add or change any provisions of the Indenture to permit the issuance of notes in uncertificated form;

•

add, change or eliminate any of the provisions of the Indenture so long as such addition, change or elimination (i) does not apply to or modify the rights of the holders of notes of any series created prior to such addition, change or elimination and (ii) becomes effective only when there are no notes created prior to the execution of the supplemental indenture then outstanding which are entitled to the benefit of such provision;

•

cure any ambiguity, or correct or supplement any provision of the Indenture that may be defective or inconsistent with any other provision therein; provided that such amendment does not adversely affect the rights of any holder of notes in any material respect;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act or otherwise as necessary to comply with applicable law;

•	make any change that does not adversely affect the rights of any holder of notes in any material respect; or

•	conform the text of the Indenture or the notes to any provision of the “Description of Notes.”

The Indenture will permit the holders of at least a majority in aggregate principal amount of the outstanding notes, or of any other series of debt securities issued under the Base Indenture, as it may be supplemented, which is affected by the modification or amendment, to waive compliance with certain covenants contained in the Indenture. Such modification might be deemed for U.S. federal income tax purposes to be an exchange of the notes for “new” notes with the modified terms, resulting in recognition of gain or loss for such purposes and possibly certain other tax consequences to the beneficial owners of the notes. Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of any such modification.

Governing Law

The Indenture, notes and Note Guarantees will be governed by, and construed in accordance with, the internal laws of the State of New York.

Trustee

The Trustee under the Indenture is Wilmington Trust, National Association. Wilmington Trust, National Association, in each of its capacities, including without limitation as trustee and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning the Issuer or its affiliates or any other party contained in this document or the related documents or for any failure by Issuer or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by Issuer, including but not limited to settlement amounts and any other information.

BOOK-ENTRY, DELIVERY AND FORM

Book-Entry System, Delivery and Form

The notes initially will be issued in book-entry form and represented by one or more global notes. The global notes will be deposited with, or on behalf of, DTC, New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in a global note will be represented through book-entry accounts of financial institutions acting on behalf of the beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in a global note through either DTC (in the United States) or Clearstream Banking, S.A. (“Clearstream”), or Euroclear Bank SA/NV (the “Euroclear Operator”), as operator of the Euroclear System (“Euroclear”) (in Europe), either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

Unless and until it is exchanged for individual certificates evidencing notes under the limited circumstances described below, a global note may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters for this offering. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear Operator under contract with Euroclear Clearance System Public Limited Company (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters for this offering. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear Operator has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, which eliminates the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the NYSE American LLC and the Financial Industry Regulatory Authority, Inc. Access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of notes within the DTC system must be made by or through direct participants, which will receive a credit for those notes on DTC’s records. The ownership interest of the actual purchaser of notes, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of notes will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased notes. Transfers of ownership interests in global notes are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global notes except under the limited circumstances described below.

To facilitate subsequent transfers, all global notes deposited with DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of notes with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the notes. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts the notes are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC or its nominee. If the notes are not held in definitive form, and if less than all of the notes are being redeemed, the amount of the interest of each direct participant in the notes to be redeemed will be determined in accordance with DTC’s procedures.

In any case where a vote may be required with respect to the notes, neither DTC nor Cede & Co. will give consents for or vote the global notes. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the notes are credited on the record date identified in a listing attached to the omnibus proxy.

Principal and interest payments on the notes will be made to Cede & Co., as nominee of DTC.

DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of notes will not be entitled to have notes registered in their names and will not receive physical delivery of notes. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the notes and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in notes.

Distributions on the notes held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Euroclear Terms and Conditions”). The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the notes held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds. No assurances can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

DTC, Clearstream and Euroclear are under no obligation to provide their services as depositaries for the notes and may discontinue providing their services at any time. Neither we, the trustee nor the underwriters will have any responsibility for the performance by DTC, Clearstream, Euroclear or their direct participants or indirect participants under the rules and procedures governing these organizations.

As noted above, beneficial owners of notes generally will not receive certificates representing their ownership interests in the notes. However, if:

•

DTC notifies us that it is unwilling or unable to continue as a depositary for the global notes or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered;

•	we determine, in our sole discretion, not to have the notes represented by one or more global notes; or

•

an event of default under the indenture has occurred and is continuing with respect to the notes, we will prepare and deliver certificates for the notes in exchange for beneficial interests in the global notes. Any beneficial interest in a global note that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for notes in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global notes.

We have provided the descriptions of the operations of DTC, Clearstream and Euroclear in this prospectus supplement solely as a matter of convenience. We take no responsibility for the accuracy of this information. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax consequences of the purchase, ownership and disposition of the notes as of the date hereof. Except where noted, this summary deals only with notes that are held as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This summary is based upon provisions of the Code, the United States Treasury Regulations issued thereunder, Internal Revenue Service (“IRS”) rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address the alternative minimum tax consequences or all of the U.S. federal income tax considerations that may be relevant to holders in light of their personal circumstances or to holders subject to special rules, such as banks and other financial institutions, U.S. expatriates, controlled foreign corporations, passive foreign investment companies, insurance companies, real estate investment trusts, regulated investment companies, brokers, dealers in securities or currencies, traders in securities, partnerships or other pass-through entities or investors therein, U.S. holders (as defined herein) whose functional currency is not the U.S. dollar, tax-exempt entities and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction. In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their “issue price” (the first price at which a substantial amount of the notes are sold for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). Prospective acquirors of the notes subject to special tax accounting rules under Section 451(b) of the Code may be subject to special rules not discussed below, and such prospective acquirors are encouraged to consult with their own tax advisors regarding the application and federal income tax consequences of these rules. Moreover, the effect of any applicable state, local or foreign tax laws, the unearned income Medicare contribution tax or any U.S. federal tax law other than income tax law (such as estate and gift tax law) is not discussed. We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of the notes.

As used herein, “U.S. holder” means a beneficial owner of the notes who or that is treated for U.S. federal income tax purposes as:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

A non-U.S. holder is a beneficial owner of the notes that, for U.S. federal income tax purposes, is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships and their partners should consult their own tax advisors as to the tax consequences of an investment in the notes.

Prospective investors should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other federal tax laws and any tax treaties.

Additional Payments

In certain circumstances, we may be obligated to pay amounts in excess of (or at different times than scheduled payments of) stated interest or principal on the notes (e.g., as described in “Description of Notes— Offer to Repurchase Upon a Change of Control Repurchase Event”). The requirement to make any such payments may implicate the provisions of the Treasury Regulations governing contingent payment debt instruments (“CPDIs”). According to the applicable Treasury Regulations, certain contingencies will not cause a debt instrument to be treated as a CPDI if such contingencies, as of the date of issuance, are considered to be “remote or incidental.” Although the matter is not free from doubt, we intend to take the position that the notes are not CPDIs. Our determination is binding on a holder unless such holder discloses to the IRS, in a statement attached to such holder’s timely filed U.S. federal income tax return for the taxable year during which it acquires the notes, that it is taking a different position. Our determination that the notes are not CPDIs is not, however, binding on the IRS, and if the IRS were to challenge this determination, a holder subject to U.S. federal income taxation might be required to accrue interest income on the notes based upon a “comparable yield” (as defined in the Treasury Regulations) in excess of stated interest and to treat as ordinary income rather than as capital gain some or all of any gain recognized on the taxable disposition of a note. Holders are urged to consult their tax advisors regarding the potential treatment of the notes as CPDIs and the tax consequences if the notes were treated as CPDIs. The remainder of this summary assumes that the notes will not be treated as CPDIs.

U.S. Holders

Stated Interest

Payments of stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time that such payments are received or accrued, in accordance with such U.S. holder’s regular method of accounting for U.S. federal income tax purposes.

Original Issue Discount

If the stated principal amount of the notes exceeds their “issue price” by an amount greater than or equal to a statutorily defined de minimis amount (generally, 1/4 of 1 percent of the principal amount of the notes multiplied by the number of complete years to maturity from their original issue date), then the notes will be considered to have been issued with OID for U.S. federal income tax purposes in an amount equal to such excess. The “issue price” of a note generally is equal to the first price at which a substantial amount of the notes are sold for cash, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers.

If the notes are issued with OID, then, in addition to the stated interest on a note, a U.S. holder will be required to include such OID in gross income (as ordinary income) as it accrues on a constant yield basis for U.S. federal income tax purposes in advance of the receipt of cash payments to which such OID is attributable and regardless of such U.S. holder’s regular method of accounting for U.S. federal income tax purposes. The amount of OID includible in gross income for a taxable year will be the sum of the daily portions of OID with respect to the note for each day during that taxable year on which the U.S. holder holds the note. The daily portion is determined by allocating to each day in an “accrual period” (generally the period between interest payment dates or compounding dates) a pro rata portion of the OID allocable to that accrual period. The OID allocable to any accrual period will equal (a) the product of the “adjusted issue price” of the note as of the beginning of such period and the note’s yield to maturity (adjusted to reflect the length of the accrual period) less (b) the stated interest allocable to the accrual period. The “adjusted issue price” of a note as of the beginning of any accrual period will equal its issue price, increased by previously accrued OID. The yield to maturity of the notes generally is the discount rate that, when applied to all payments to be made under the notes, produces a present value equal to the issue price of the notes.

A U.S. holder will not be required to recognize any additional income upon the receipt of any cash payment on a note that is attributable to previously accrued OID.

A U.S. holder generally may irrevocably elect to treat all interest on the U.S. holder’s notes as OID and calculate the amount includible in income using a constant yield method.

Sale or Other Taxable Disposition of the Notes

A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a note equal to the difference, if any, between the amount realized upon the disposition (less any portion allocable to accrued and unpaid interest, which will be taxable as interest to the extent not previously included in income) and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note generally will be the price such U.S. holder paid for the note, reduced by any cash payments received under the note other than stated interest and increased by any OID previously included in such holder’s income in respect of such note. Any gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. holder has held the note for more than one year. Otherwise, such gain or loss will be a short-term capital gain or loss. In general, long-term capital gains of non-corporate U.S. holders are taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations under the Code.

Information Reporting and Backup Withholding

A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives payments of interest (and any OID) on the notes held or proceeds from the sale or other disposition of such notes (including a redemption or retirement of such notes). Certain U.S. holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to backup withholding. A U.S. holder will be subject to backup withholding if such U.S. holder is not otherwise exempt and such U.S. holder:

•	fails to furnish its taxpayer identification number (“TIN”), which, for an individual, is ordinarily his or her social security number;

•	furnishes an incorrect TIN;

•	is notified by the IRS that it has become subject to backup withholding due to a previous failure to properly report payments of interest or dividends; or

•	fails to certify, under penalties of perjury, that it has furnished a correct TIN and that the IRS has not notified the U.S. holder that it is subject to backup withholding.

U.S. holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax and U.S. holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund as long as they timely provide certain information to the IRS.

Non-U.S. Holders

Interest

Under the “portfolio interest rule,” the 30% U.S. federal withholding tax will not apply to any payment of interest (and any OID) on the notes to a non-U.S. holder provided that:

•	interest (and any OID) paid on the notes is not effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States;

•

such non-U.S. holder does not actually (or constructively) own 10% or more of the capital or profits interest of the Issuer or Blue Owl Holdings (taking into account any indirect ownership of the Issuer or Blue Owl Holdings that such non-U.S. holder may have through Blue Owl);

•	such non-U.S. holder is not a controlled foreign corporation that is related to the Issuer or Blue Owl Holdings, directly or indirectly, within the meaning of Section 864(d)(4) of the Code;

•	such non-U.S. holder is not a bank whose receipt of interest (or OID) on the notes is described in Section 881(c)(3)(A) of the Code; and

•

either (a) such non-U.S. holder provides its name and address on an applicable IRS Form W-8, and certifies, under penalties of perjury, that it is not a United States person as defined under the Code or (b) such non-U.S. holder holds its notes through certain foreign intermediaries and satisfies the certification requirements of applicable Treasury Regulations. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest (and any OID) made to such non-U.S. holder will be subject to the 30% U.S. federal withholding tax, unless such non-U.S. holder provides the applicable withholding agent with a properly executed:

•	IRS Form W-8BEN or W-8BEN-E (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty; or

•

IRS Form W-8ECI (or other applicable form) stating that interest (and any OID) paid on the notes is not subject to withholding tax because it is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (as discussed below under “—United States Trade or Business”).

Sale or Other Taxable Disposition of the Notes

Subject to the discussion of backup withholding below, any gain realized on the disposition of a note (other than any amount representing accrued but unpaid interest (or OID) on the note, which will be treated as interest and may be subject to the rules discussed above under “—Interest”) generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment); or

•

the non-U.S. holder is an individual who is treated as present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, in which case such non-U.S. holder generally will have to pay a U.S. federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain (net of certain U.S.-source losses, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses).

United States Trade or Business

If a non-U.S. holder is engaged in a trade or business in the United States and interest (and any OID) on or gain from a sale or other disposition of the notes is effectively connected with the conduct of that trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment), then such non-U.S. holder will be subject to U.S. federal income tax on that interest (and any OID) or gain on a net income basis (although such non-U.S. holder will be exempt from the 30% U.S. federal withholding tax on any interest (and any OID), provided the certification requirements discussed above in the last bullet under “—Interest” are satisfied) in the same manner as if such non-U.S. holder were a United States person as defined under the Code. In addition, if a non-U.S. holder is a foreign corporation, such non-U.S. holder may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of its effectively connected earnings and profits, subject to adjustments.

Information Reporting and Backup Withholding

Interest (and any OID) paid to a non-U.S. holder and the amount of tax, if any, withheld with respect to those payments generally will be reported to the IRS. Copies of the information returns reporting such interest (and any OID) payments and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments on the notes that we make to such non-U.S. holder provided that the applicable withholding agent does not have actual knowledge or reason to know that such non-U.S. holder is a United States person as defined under the Code, and such applicable withholding agent has received from such non-U.S. holder the statement described above in the fifth bullet point under “—Interest.”

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of notes within the United States or conducted through certain United States-related financial intermediaries, unless a non-U.S. holder certifies under penalties of perjury that it is non-U.S. holder (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person as defined under the Code), or such non-U.S. holder otherwise establishes an exemption. Proceeds of a disposition of a note paid outside the United States and conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Withholding taxes may be imposed under the provisions of the Code generally known as the Foreign Account Tax Compliance Act (“FATCA”), on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest (and any OID) on, or (subject to proposed U.S. Treasury Regulations as discussed below) gross proceeds from the sale or disposition of, the notes paid to a “foreign financial institution” or a “nonfinancial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner (by providing an IRS Form W-8BEN-E or other applicable IRS form) or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E or other applicable IRS form). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Accordingly, the entity through which the notes are held will affect the determination of whether such withholding is required. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements.

Information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

Under the applicable Treasury regulations, withholding under FATCA generally applies to payments of interest on the notes from such notes’ date of issuance. Proposed U.S. Treasury Regulations have been issued that provide for the repeal of the 30% withholding tax on all payments of gross proceeds from the sale, exchange or disposition of the notes, and taxpayers may rely upon these proposed U.S. Treasury Regulations until the issuance of final U.S. Treasury Regulations. Non-U.S. holders are urged to consult with their tax advisors regarding the application of FATCA to their ownership of the notes. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. If amounts are withheld under FATCA, holders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such interest or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction, if any. We will not pay additional amounts to holders of the notes in respect of any amounts withheld.

Prospective holders should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in the notes.

UNDERWRITING

BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions contained in the underwriting agreement among us and the underwriters, we have agreed to sell to the several underwriters, and the underwriters have severally agreed to purchase from us, the entire principal amount of the notes that appear opposite its name in the table below.

Underwriter	Principal Amount of Notes
BofA Securities, Inc.	$
Goldman Sachs & Co. LLC	$
Morgan Stanley & Co. LLC	$

Total	$

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters will agree, severally and not jointly, to purchase all of the notes sold under the underwriting agreement if any of these notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We will agree to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities. We have also agreed to reimburse the underwriters for certain of their expenses in an amount up to $10,000.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the notes at the offering price set forth on the cover page of this prospectus supplement. After the initial offering, the offering price or any other term of the offering may be changed. The underwriters may offer and sell notes through certain of their affiliates. The underwriters reserve the right to reject any order to purchase notes, in whole or in part.

New Issue of Notes

The notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any national securities exchange or for inclusion of the notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. The ability of the underwriters to make a market in the notes may be impacted by changes in any regulatory requirements applicable to the marketing, holding and trading of, and issuing quotations with respect to, the notes. We cannot assure the liquidity of the trading market for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

Settlement

We expect that delivery of the notes will be made to investors on or about     , 2026, which will be the      business day following the date of this prospectus supplement (such settlement being referred to as “T+  ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the date that is one business day preceding the date of delivery of the notes will be required, by virtue of the fact that the notes initially settle in T+  , to specify an alternative settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to such date should consult their own advisors.

No Sales of Similar Securities

We have agreed that we will not, for a period of 30 days after the date of this prospectus supplement, without first obtaining the prior written consent of BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the notes sold to the underwriters pursuant to the underwriting agreement.

Price Stabilization, Short Positions

In connection with the offering of the notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may have the effect of preventing or retarding a decline in the market price of the notes or cause the price of the notes to be higher than it would otherwise be in the absence of those transactions.

The underwriters may also purchase and sell the notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the notes or preventing or retarding a decline in the market price of the notes. As a result, the price of the notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers, and such investment and securities activities may involve our and our affiliates’ securities and/or instruments. The underwriters and their respective affiliates may also make investment recommendations and/ or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that it acquires, long and/or short positions in such securities and instruments. If the underwriters or their affiliates have a lending relationship with us, certain of the underwriters or their affiliates routinely hedge, certain of the underwriters or their affiliates are likely to hedge and certain other of the underwriters or their affiliates may hedge or otherwise reduce their credit exposure to us consistent with their customary risk management policies. Typically, the underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and their respective affiliates from time to time have provided in the past and may provide in the future investment banking, commercial lending and financial advisory services to us and our affiliates for which they received or will receive customary fees and expenses. Certain of the underwriters and/or their affiliates are agents, purchasers and/or lenders under our Revolving Credit Facility. We intend to use the net proceeds from this offering to repay a portion of outstanding borrowings under our Revolving Credit Facility. Accordingly, certain of the underwriters and/or their respective affiliates may receive a portion of the proceeds from this offering.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation or the FSMA.

In the UK, this prospectus supplement may be communicated solely to (i) persons with professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), (ii) high net worth entities, and other persons to whom it might lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the notes will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the notes may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the notes with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchasers’ province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchasers’ province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Hong Kong

This prospectus supplement has not been delivered for registration to the Registrar of Companies in Hong Kong and its contents have not been reviewed by any regulatory authority in Hong Kong. The Company has not been authorized by the Hong Kong Securities and Futures Commission. Accordingly: (i) the notes may not be offered or sold in Hong Kong by means of any document other than to persons that are considered “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder or in other circumstances which do not result in such document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “CWUMPO”) or which do not constitute an offer to the public within the meaning of the CWUMPO and as permitted under the SFO; and (ii) no person may issue, or have in its possession for the purpose of issue, any invitation, advertisement or other document relating to the notes whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors”.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered and will not be registered as a prospectus with the Monetary Authority of Singapore. The notes may not be offered or sold, nor may the notes be the subject of an invitation for subscription or purchase, whether directly or indirectly, nor may this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act Chapter 289 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

1.	to an institutional investor or to a relevant person or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

2.	where no consideration is or will be given for the transfer;

3.	where the transfer is by operation of law;

4.	as specified in Section 276(7) of the SFA; or

5.	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of notes, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendation on Investment Products).

Notice to Prospective Investors in Israel

This document does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. No action will be taken in Israel that would permit an offering of the securities discussed with us or the distribution of any offering document or any other material provided to us, to the public in Israel. In Israel, this prospectus is being distributed only to, and is directed only at, qualified investors listed in the first addendum, or the Addendum, to the Israeli Securities Law. Qualified investors will be required to submit written confirmation that they fall within the scope of the Addendum. In addition, we may distribute and direct this document in Israel, at our sole discretion, to investors who are not considered qualified investors, provided that the number of such investors in Israel shall be no greater than 35 in any 12-month period.

Notice to Prospective Investors in Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to Prospective Investors in Taiwan

The notes may be made available outside Taiwan for purchase outside Taiwan by Taiwan resident investors, but may not be offered or sold in Taiwan. The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan.

Notice to Prospective Investors in Brazil

The notes have not been and will not be offered or sold in Brazil, except in circumstances that do not constitute a public offering or distribution under Brazilian laws and regulations. The notes have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários – CVM). Any public offering or distribution, as defined under Brazilian laws and regulations, of the notes in Brazil is not legal without prior registration under Law No. 6,385 of December 7, 1976, as amended, and Instruction No. 400 of the CVM, dated December 29, 2003, as amended, or without a valid exemption from the registration requirements. Documents relating to the offering of the notes, as well as information contained therein, may not be supplied to the public in Brazil (as the offering of the notes is not a public offering of securities in Brazil), nor may they be used in connection with any offer for subscription or sale of the notes to the public in Brazil.

LEGAL MATTERS

The validity of the notes being offered hereby will be passed upon for us by Kirkland & Ellis LLP, Los Angeles, California. Kirkland & Ellis LLP has from time to time represented certain of the underwriters on unrelated matters. The underwriters have been represented by Latham & Watkins LLP, New York, New York, in connection with this offering. An investment vehicle comprised of certain partners of Kirkland & Ellis LLP and their related persons owns interests representing less than 1% of the capital commitments of funds affiliated with Blue Owl.

EXPERTS

The consolidated financial statements of Blue Owl Capital Inc. and subsidiaries as of December 31, 2025 and 2024, and for each of the years in the three year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025 have been included (incorporated by reference) herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, appearing elsewhere incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Blue Owl Capital Inc., the Issuer’s parent, files annual, quarterly and current reports, proxy statements and other information required by the Exchange Act with the SEC. We make available free of charge on our website (www.blueowl.com). Blue Owl Capital Inc.’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which it forms a part. Any materials we file with the SEC are also publicly available through the SEC’s website (www.sec.gov).

We are incorporating by reference into this prospectus supplement certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus supplement. This prospectus supplement incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”)):

•	Blue Owl Capital Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 19, 2026.

•	Blue Owl Capital Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed with the SEC on May 1, 2026.

•	Blue Owl Capital Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed with the SEC on July 31, 2026.

•

Blue Owl Capital Inc.’s Current Report on Form 8-K, filed with the SEC on February  5, 2026 (excluding Item 2.02 and Exhibits 99.1 and 99.2 thereof), April 30, 2026 (excluding Item 2.02 and Exhibit 99.1 and 99.2 thereof), June  4, 2026 and July 30, 2026 (excluding Item 2.02 and Exhibits 99.1 and 99.2 thereof).

•	The description of Blue Owl Capital Inc.’s securities filed as an exhibit to our Annual Report.

•

The portions of Blue Owl Capital Inc.’s definitive Proxy Statement on Schedule 14A for its 2026 annual meeting of stockholders, filed with the SEC on April 17, 2026, that are incorporated by reference into the 2025 Annual Report.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to:

Blue Owl Capital Inc.

399 Park Avenue

New York, New York 10022

Attention: Investor Relations

Telephone: (212) 419-3000

blueowlir@blueowl.com

PROSPECTUS

Blue Owl Capital Inc.

Class A Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Depositary Shares

Units

Warrants

We may from time to time, in one or more offerings, offer and sell one or more series or classes, separately or together, and in amounts, at prices and on terms that will be determined at the time of any such offering and will be set forth in one or more supplements to this prospectus:

•	shares of Class A common stock, par value $0.0001 per share (“Class A Shares”);

•	shares of preferred stock;

•	debt securities;

•	guarantees of debt securities;

•	depositary shares;

•	units; and

•	warrants to purchase debt or equity securities.

We refer to the foregoing, collectively, as the “securities.” Any debt securities offered and sold pursuant to this prospectus may be (i) issued by Blue Owl Capital Inc. and may or may not be guaranteed by one or more of its subsidiaries, or (ii) issued by one or more of its subsidiaries and guaranteed by Blue Owl Capital Inc. and may be guaranteed by one or more of its other subsidiaries. Unless otherwise stated herein, we refer to our debt securities and the guarantees of our debt securities that may be offered pursuant to this prospectus collectively as the “debt securities.” In addition, certain selling stockholders may offer and sell Class A Shares from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

This prospectus describes the general manner in which these securities may be offered and sold. We will provide the specific terms of any offering of these securities in a prospectus supplement or free writing prospectus. You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus we may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, before you invest.

We or any selling stockholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We and any selling stockholders reserve the sole right to accept, and we, any selling stockholder and any agents, dealers, underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. The applicable prospectus supplement or free writing prospectus will set forth the names of the agents, dealers or underwriters, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. The names of the selling securityholders, if any, will be set forth in the applicable prospectus supplement or free writing prospectus. Our net proceeds from the sale of these securities also will be set forth in the applicable prospectus supplement or free writing prospectus. We will not receive any proceeds from the sale of these securities by any selling securityholders.

Our Class A Shares are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “OWL.” The last reported sale price of our Class A Shares on May 17, 2024 was $19.00 per share.

Investing in our securities involves material risks and uncertainties. See “Risk Factors” on page 8 of this prospectus and in the “Risk Factors” section of our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q, as supplemented by our other filings with the Securities and Exchange Commission (the “SEC”) which are incorporated by reference herein, to read about factors you should carefully consider before investing in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any applicable prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is May 20, 2024.

Neither we nor any selling stockholders have authorized anyone to provide you with information or to make any representations about anything not contained in this prospectus, any amendment or supplement to this prospectus, any free writing prospectus prepared by us or on our behalf or the documents incorporated by reference in this prospectus. Neither we nor any selling stockholders take any responsibility for, or can provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus, any amendment or supplement to this prospectus, any free writing prospectus prepared by us or on our behalf or the documents incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not constitute, and any prospectus supplement or free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained or incorporated by reference in this prospectus is current only as of its date, regardless of the time and delivery of this prospectus, any amendment or supplement to this prospectus or of any sale of the securities covered by this prospectus.

You should read carefully the entire prospectus, as well as the documents incorporated by reference in the prospectus, before making an investment decision.

For investors outside the United States: neither we nor any selling stockholders have done anything that would permit this offering or possession or distribution of this prospectus or any prospectus supplement or free writing prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to an offering of the securities described in this prospectus and the distribution of this prospectus and any prospectus supplement or free writing prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405. Under the Securities Act of 1933, as amended, (the “Securities Act”). By using this shelf registration statement, we and/or certain selling stockholders may offer, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus and the applicable prospectus supplement in amounts, at prices and on other terms to be determined at the time of the offering.

This prospectus provides you with a general description of the Class A Shares, preferred stock, debt securities, guarantees of debt securities, depositary shares, units and warrants that we may sell. Each time we sell such instruments, we will provide a prospectus supplement (and, if applicable, a pricing supplement) that will contain specific information about the terms of that offering. This prospectus is not complete and does not contain all of the information that you should consider before making an investment in any of the securities described in this prospectus. The prospectus supplement (and any pricing supplement) may also add, update or change information contained or incorporated by reference in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement (or pricing supplement), you should rely on the information in that prospectus supplement (or pricing supplement). You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the headings “Information Incorporated by Reference” and “Where You Can Find More Information.”

Unless otherwise stated, the words “Blue Owl,” our “Company,” “we,” “us,” and “our” refer to Blue Owl Capital Inc. and its subsidiaries, except that such terms refer to Blue Owl Capital Inc. only and not to its subsidiaries in the sections entitled “Description of Capital Stock,” “Description of Debt Securities and Guarantees” and “Description of Warrants.”

SELECTED DEFINITIONS

This prospectus has been prepared using a number of stylistic conventions, which you should consider when reading the information herein or therein. Unless otherwise expressly stated or, unless the context otherwise requires, references in this prospectus to:

•

“AUM” refers to the assets that we manage, and is generally equal to the sum of (i) net asset value (“NAV”); (ii) drawn and undrawn debt; (iii) uncalled capital commitments; (iv) total managed assets for certain Real Estate products; and (v) par value of collateral for collateralized loan obligations (“CLOs”).

•

“our BDCs” refers to the business development companies (“BDCs”) we manage, as regulated under the Investment Company Act of 1940, as amended: Blue Owl Capital Corporation (NYSE: OBDC), Blue Owl Capital Corporation II, Blue Owl Capital Corporation III (NYSE: OBDE), Blue Owl Technology Finance Corp., Blue Owl Technology Finance Corp. II, Blue Owl Credit Income Corp. and Blue Owl Technology Income Corp.

•

“Blue Owl,” “Company,” “Registrant,” “our,” “we” or “us” refers to Blue Owl Capital Inc., a Delaware corporation and the combined company following the consummation of the Business Combination, and its consolidated subsidiaries.

•	“Blue Owl Carry” refers to Blue Owl Capital Carry LP, a Delaware limited partnership.

•

“Blue Owl Carry Common Units” refers to the Common Units (as defined in that certain Second Amended and Restated Agreement of Limited Partnership of Blue Owl Carry, dated as of October 22, 2021, as amended, amended and restated, modified, supplemented or waived) of Blue Owl Carry, having the rights and preferences set forth in such agreement.

•	“Blue Owl Holdings” refers to Blue Owl Capital Holdings LP, a Delaware limited partnership.

•

“Blue Owl Holdings Common Units” means Common Units (as defined in that certain Second Amended and Restated Agreement of Limited Partnership of Blue Owl Holdings, dated as of October 22, 2021, as amended, amended and restated, modified, supplemented or waived) of Blue Owl Holdings, having the rights and preferences set forth in such agreement.

•

“Blue Owl Limited Partnership Agreements” refers to the amended and restated limited partnership agreements of Blue Owl Carry and Blue Owl Holdings, dated as of October 22, 2021, as the same may be amended, modified, supplemented or waived from time to time in accordance with their terms.

•	“Board” refers to Blue Owl’s board of directors.

•

“Business Combination” refers to the transactions contemplated by the business combination agreement dated as of December 23, 2020 (as the same has been or may be amended, modified, supplemented or waived from time to time), by and among Altimar Acquisition Corporation (“Altimar”), Owl Rock Capital Group LLC, Owl Rock Capital Feeder LLC, Owl Rock Capital Partners LP and Neuberger Berman Group LLC, which transactions were completed on May 19, 2021.

•	“Class A Shares” refers to the Class A common stock, par value $0.0001 per share, of the Company.

•	“Class B Shares” refers to the Class B common stock, par value $0.0001 per share, of the Company.

•	“Class C Shares” refers to the Class C common stock, par value $0.0001 per share, of the Company.

•	“Class D Shares” refers to the Class D common stock, par value $0.0001 per share, of the Company.

•	“Class E Shares” refers to the Class E common stock, par value $0.0001 per share, of the Company. There are no longer any Class E Shares outstanding.

•	“Class E-1 Shares” refers to the Class E-1 common stock of the Company. The Series E-1 Class E Shares had a Class E Triggering Event (as defined in our certificate of incorporation) on July 21, 2021,

which occurred when the volume weighted-average price of a Class A Share exceeded $12.50 for 20 consecutive trading days, at which time 7,495,432 Class E Shares were converted into an equal number of Class A Shares.

•

“Class E-2 Shares” refers to the Class E-2 common stock of the Company. The Series E-2 Class E Shares had a Class E Triggering Event on November 3, 2021, which occurred when the volume weighted-average price of a Class A Share exceeded $15.00 for 20 consecutive trading days, at which time 7,495,432 Class E Shares were converted into an equal number of Class A Shares.

•	“common stock” refers to the Class A Shares, the Class B Shares, the Class C Shares and the Class D Shares, collectively.

•	“Common Units” refers to the Blue Owl Holdings Common Units and Blue Owl Carry Common Units, collectively.

•

“Credit” refers to our Credit platform that offers private credit solutions to middle-market companies through our investment strategies: diversified lending, technology lending, first lien lending, opportunistic lending. Our Credit platform also includes our adjacent investment strategy, liquid credit, which focuses on the management of CLOs, and other investment strategies (e.g. strategic equity and healthcare opportunities).

•	“DGCL” refers to the Delaware General Corporation Law, as amended.

•	“dollars” or “$” refers to U.S. dollars.

•	“Dyal Capital” refers to the Dyal Capital Partners business that was acquired from Neuberger Berman Group LLC in connection with the Business Combination.

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

•

“Exchange Agreement” refers to Second and Amended Exchange Agreement, dated February 21, 2024, by and among the Company, Blue Owl Carry, Blue Owl Holdings and the Blue Owl Limited Partners (as defined therein) from time to time party thereto (as the same has been or may be amended, modified, supplemented or waived from time to time).

•	“Financial Statements” refers to the consolidated and combined financial statements included in our annual report filed on Form 10-K for the fiscal year ended December 31, 2023.

•	“GAAP” refers to United States generally accepted accounting principles, consistently applied.

•

“GP Strategic Capital” refers to our GP Strategic Capital platform that primarily focuses on acquiring equity stakes in, and providing debt financing to, large, multi-product private equity and private credit firms through two existing investment strategies: GP minority stakes and GP debt financing, and also includes our professional sports minority stakes strategy.

•

“Investor Rights Agreement” refers to the Amended and Restated Investor Rights Agreement between Blue Owl, certain former equity holders of Blue Owl Securities LLC (formerly, Owl Rock Securities LLC) (“Owl Rock”) and certain former equity holders of Dyal Capital (as the same has been or may be amended, modified, supplemented or waived from time to time).

•	“Key Individuals” refers to each of Douglas Ostrover, Marc Lipschultz and Michael Rees.

•	“Neuberger” refers to Neuberger Berman Group LLC, a Delaware limited liability company.

•	“NYSE” refers to the New York Stock Exchange.

•

“Oak Street” refers to the investment advisory business of Blue Owl Real Estate Capital, LLC (f/k/a Oak Street Real Estate Capital, LLC) that was acquired in the acquisition of Oak Street completed on December 29, 2021.

•	“our products” refers to the products that we manage, including our BDCs, private funds, CLOs, managed accounts and real estate investment trusts.

•

“Owl Rock” refers collectively to the combined businesses of Owl Rock Capital Group LLC (“Owl Rock Capital Group”) and Blue Owl Securities LLC (formerly, Owl Rock Capital Securities LLC), which was the predecessor of Blue Owl for accounting and financial reporting purposes.

•

“Permanent Capital” refers to AUM in products that do not have ordinary redemption provisions or a requirement to exit investments and return the proceeds to investors after a prescribed period of time. Some of these products, however, may be required or can elect to return all or a portion of capital gains and investment income, and some may have periodic tender offers or redemptions. Permanent Capital includes certain products that are subject to management fee step downs or roll-offs or both over time.

•

“Principals” refers to our founders and senior members of management who hold, or in the future may hold, Class B Shares and Class D Shares. Class B Shares and Class D Shares collectively represent 80% of the total voting power of all shares.

•

“Real Estate” refers, unless context indicates otherwise, to our Real Estate platform that primarily focuses on acquiring triple net lease real estate occupied by investment grade or creditworthy tenants.

•	“SEC” refers to the U.S. Securities and Exchange Commission.

•	“Securities Act” refers to the Securities Act of 1933, as amended.

We disclose certain financial measures in this prospectus that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to stockholders in assessing the overall performance of Blue Owl’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP, if available. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers.

BLUE OWL

Blue Owl is a global alternative asset manager with $174.3 billion in AUM as of March 31, 2024. Anchored by a strong Permanent Capital base, the firm deploys private capital across Credit, GP Strategic Capital and Real Estate platforms on behalf of institutional and private wealth clients. Blue Owl’s flexible, consultative approach helps position the firm as a partner of choice for businesses seeking capital solutions to support their sustained growth. The firm’s management team is comprised of seasoned investment professionals with decades of experience building alternative investment businesses. Blue Owl employs over 725 people globally.

Blue Owl was formed in May 2021 through the combination of Owl Rock, a leader in credit solutions, and Dyal Capital, a leading capital solutions provider to large private capital managers. In December 2021, we acquired Oak Street, which expanded our offerings to include real estate-focused products. In April 2022, we acquired Wellfleet Credit Partners LLC, which expanded our reach in the broadly syndicated leveraged loans market, including CLO product offerings. In August 2023, Blue Owl acquired the rights to certain CLO management agreements, related assets and personnel from Par Four CLO Management LLC, that expanded our liquid credit strategy team. In December 2023, Blue Owl acquired the rights to investment management agreements, investor relationships, related assets and personnel from Cowen Healthcare Investments, that expanded our offerings to include mid-to-late-stage equity investments into biopharmaceutical and healthcare companies.

Our breadth of offerings and Permanent Capital base enable us to offer a differentiated, holistic framework of capital solutions to middle market companies, large alternative asset managers and corporate real estate owners and tenants. We provide these solutions through our Permanent Capital vehicles and long-dated private funds, that we believe provide our business with a high degree of earnings stability and predictability. Our Permanent Capital vehicles are products that do not have ordinary redemption provisions or a requirement to exit investments after a prescribed period of time to return invested capital to investors, except as required by applicable law or pursuant to redemption requests that can only be made after significant lock-up periods. For the year ended December 31, 2023, approximately 92% of our management fees were earned from Permanent Capital vehicles.

Our global, high-caliber, investor base includes a diversified mix of institutional investors, including prominent public and private pension funds, endowments, foundations, family offices, private banks, high net worth individuals, asset managers and insurance companies, as well as retail clients, accessed through well-known wealth management firms. We have continued to grow our investor base and presence in the growing private markets and alternative asset management sector by emphasizing our disciplined investment approach, client service, and portfolio performance.

Our management takes a one-firm approach when making operating decisions and determining how to allocate resources. As a result, we currently operate as a single reportable segment. Management regularly reviews our revenues by product line and our expenses by type at the total firm level, and therefore we have presented details of our operating results throughout this prospectus consistent with how management reviews our results.

Our revenues are generated primarily from the investment advisory and management agreements we have with our products. See Note 2 to our Financial Statements for a detailed description of how we earn our revenues. Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q present additional information on our revenues and operating results, as well as historical AUM and performance information for certain of our products; such information should be read in conjunction with this description of our business.

Our Class A Shares are listed on the NYSE under the symbol “OWL.” Our principal executive offices are located at 399 Park Avenue, 37th Floor, New York, NY 10022 and our telephone number at that address is (212)

419-3000. Our website is located at www.blueowl.com. Our website is included in this prospectus as an inactive textual reference only. Except for the documents specifically incorporated by reference into this prospectus, our website and the information contained on our website are not a part of this prospectus or any applicable prospectus supplement, and you should not rely on any such information in making your decision whether to invest in the securities covered by this prospectus.

SUBSIDIARY REGISTRANTS

Blue Owl Capital GP Holdings LLC, Blue Owl Capital GP LLC, Blue Owl Finance LLC, Blue Owl Capital Holdings LP, Blue Owl Capital Carry LP, Blue Owl Capital Group LLC, Blue Owl GPSC Holdings LLC, Blue Owl Capital GP Holdings LP, Blue Owl GP Stakes GP Holdings LLC, Blue Owl Real Estate Holdings LP, Blue Owl Real Estate GP Holdings LLC and Blue Owl Capital Holdings LLC (collectively, the “subsidiaries”) may jointly and severally, fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus and any applicable prospectus supplement. Alternatively, any debt securities offered and sold pursuant to this prospectus may be issued by one or more of our subsidiaries and guaranteed by us and may be guaranteed by one or more of our other subsidiaries. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries, if any, is or will be included, as applicable, in our periodic reports filed pursuant to the Exchange Act, to the extent required by the rules and regulations of the SEC.

RISK FACTORS

An investment in our securities covered by this prospectus involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in the securities offered. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, each of which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we subsequently have filed with the SEC or may file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated and deemed to be incorporated by reference herein contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words, or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks, uncertainties (some of which are beyond our control) or other assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Some of these factors are described under the heading “Risk Factors” in our most recent annual report on Form 10-K and in our most recent quarterly report on Form 10-Q, each of which is incorporated by reference in this prospectus. These factors should not be construed as exhaustive and should be read in conjunction with the risk factors, as such factors may be updated from time to time, and other cautionary statements that are included in this prospectus and in our other periodic filings, which are accessible on the SEC’s website at www.sec.gov. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from those indicated in these forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict those events or how they may affect us. Therefore, you should not place undue reliance on these forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

The documents incorporated and deemed to be incorporated by reference herein contain or may contain, and any prospectus supplement and free writing prospectus that we may provide to you in connection with an offering of the securities described in this prospectus may contain, market data, industry statistics and other data that have been obtained from, or compiled from, information made available by third parties. We have not independently verified this data or these statistics.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement or a free writing prospectus prepared in connection with an offering the securities pursuant to this prospectus, the net proceeds from the sale by us of any securities covered by this prospectus will be used for general corporate purposes. General corporate purposes may include repayment, repurchase or redemption of debt, acquisitions, additions to working capital, capital expenditures and investments in our subsidiaries. Net proceeds may be temporarily invested or temporarily used to repay indebtedness prior to deployment for their intended purposes.

We will not receive any of the proceeds from the sale of the securities described in this prospectus by any selling stockholders.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes the most important terms of our capital stock, including our Class A Shares, to which this prospectus relates. The following summary of certain provisions of Blue Owl’s securities does not purport to be complete and is qualified in its entirety by the provisions of our certificate of incorporation, our bylaws, the Investor Rights Agreement, copies of which have been previously filed by us with the SEC and incorporated by reference in this prospectus, and the provisions of applicable law.

Authorized Capitalization

General

Our certificate of incorporation authorizes the issuance of 4,906,875,000 shares of capital stock, par value $0.0001 per share, of Blue Owl, consisting of:

•	2,500,000,000 Class A Shares,

•	350,000,000 Class B Shares,

•	1,500,000,000 Class C Shares,

•	350,000,000 Class D Shares,

•	100,000,000 Class E Shares, which consists of 50,000,000 Series E-1 Class E Shares and 50,000,000 Series E-2 Class E Shares; and

•	100,000,000 shares of preferred stock.

As of May 17, 2024, we had: (i) 520,545,803 Class A Shares outstanding, (ii) zero Class B Shares outstanding, (iii) 592,308,856 Class C Shares outstanding, (iv) 316,016,619 Class D Shares outstanding, (v) zero Class E Shares outstanding and (vi) zero shares of preferred stock outstanding.

Class E Shares were issued in connection with the Business Combination, which consequently converted into Common Units with the holders thereof receiving an equal number of Class C or Class D Shares, as applicable. There will be no further issuances of Class E Shares.

The following summary describes all material provisions of our securities. We urge you to read our certificate of incorporation, our bylaws, the Investor Rights Agreement and the provisions of applicable law.

Common Stock

Class A Shares

Voting rights. Each holder of Class A Shares is entitled to one vote for each Class A Share held of record by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A Shares vote together with the holders of Class B Shares, Class C Shares and Class D Shares as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, subject to the Investor Rights Agreement, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Given the “super-voting” rights of the Class B Shares and the Class D Shares, the voting power of the Class A Shares is less than the voting power typically associated with shares of common stock or that the “one vote per share” implies.

Stockholders do not have the ability to cumulate votes for the election of directors. Our certificate of incorporation provides for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.

Notwithstanding the foregoing, to the fullest extent permitted by law, holders of common stock, as such, have no voting power with respect to, and are not entitled to vote on, any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.

Dividend Rights. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of Class A Shares are entitled to receive, ratably with other Participating Shares (as defined in our certificate of incorporation), such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor.

Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A Shares are entitled to share ratably with the other Participating Shares in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the Class A Shares, then outstanding, if any.

Other Rights. Except as provided in the Investor Rights Agreement (as applicable), the holders of Class A Shares have no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Class A Shares. The rights, preferences and privileges of holders of the Class A Shares are subject to those of the holders of any shares of the preferred stock the Company may issue in the future and to the Investor Rights Agreement, as applicable.

Subject to the transfer and exchange restrictions set forth in the Blue Owl Limited Partnership Agreements and the Exchange Agreement, holders of Common Units may exchange these units for Class A Shares or Class B Shares, depending on the holder, on a one-for-one basis or, at the election of an exchange committee of Blue Owl GP, for cash. When a Common Unit is exchanged, a corresponding Class C Share or Class D Share, depending on the holder, will automatically be transferred to us and retired for no consideration.

Class B Shares

All Class B Shares are fully paid and non-assessable. There is no trading market for the Class B Shares.

Voting Rights. Prior to the Sunset Date (as defined below), holders of Class B Shares will be entitled to the B/D Voting Power (as defined below) for all matters submitted to a vote of stockholders. Holders of Class B Shares vote together with holders of Class A Shares, Class C Shares and Class D Shares as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by our certificate of incorporation and applicable law.

Dividend Rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, the holders of Class B Shares are entitled to receive, ratably with other Participating Shares, such dividends, if any, as may be declared from time to time by the Board out of funds legally available therefor.

Rights upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class B Shares will be entitled to share, ratably with the other Participating Shares, in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the Class B Shares, then outstanding, if any.

Other Rights. The holders of Class B Shares have no preemptive or other subscription rights. The rights, preferences and privileges of holders of the Class B Shares are subject to those of the holders of any shares of the preferred stock the Company may issue in the future and to the Investor Rights Agreement, as applicable.

Subject to the transfer and exchange restrictions set forth in the Blue Owl Limited Partnership Agreements and the Exchange Agreement, holders of Common Units may exchange these units for Class A or Class B Shares, depending on the holder, on a one-for-one basis or, at the election of an exchange committee of Blue Owl GP, for cash. When a Common Unit is exchanged, a corresponding Class C Share or Class D Share, depending on the holder, will automatically be transferred to us and retired for no consideration.

Issuance and Conversion of Class B Shares. There will be no further issuances of Class B Shares except in connection with (i) a stock split, stock dividend, reclassification or similar transaction or (ii) an exchange of Common Units by a holder of Class D Shares (as contemplated by the preceding paragraph).

Class C Shares

All Class C Shares are fully paid and non-assessable. There is no trading market for the Class C Shares.

Voting Rights. Holders of our Class C Shares are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Class C Shares vote together with holders of Class A Shares, Class B Shares and Class D Shares as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by our certificate of incorporation and applicable law. Given the “super-voting” rights of the Class B Shares and the Class D Shares, the voting power of the Class C Shares is less than the voting power typically associated with shares of common stock or that the “one vote per share” implies.

Dividend Rights. Holders of the Class C Shares are not entitled to dividends in respect of their Class C Shares.

Rights upon Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class C Shares will be entitled to receive out of our remaining assets available for distribution only the par value of the Class C Shares held by them, pro rata with distributions to the other Participating Shares. Notwithstanding this right, upon liquidation, dissolution or winding up, given the de minimis value to which holders of such shares are entitled, we refer to them as “vote-only” shares.

Other Rights. Except as provided in the Investor Rights Agreement (as applicable), the holders of Class C Shares have no preemptive or other subscription rights. The rights, preferences and privileges of holders of the Class C Shares are subject to those of the holders of any shares of the preferred stock the Company may issue in the future and to the Investor Rights Agreement, as applicable.

Issuance and Transfer. There will be no further issuances of Class C Shares except to be made in connection with (i) stock splits, stock dividends, reclassifications or similar transactions and (ii) issuances of Common Units. When a Common Unit is exchanged pursuant to the Exchange Agreement, a corresponding Class C Share or Class D Share, as applicable, will automatically be transferred to us and retired for no consideration. Class C Shares are not transferable unless a corresponding number of Common Units are simultaneously transferred to the same person.

Class D Shares

All Class D Shares are fully paid and non-assessable. There is no trading market for the Class D Shares.

Voting Rights. Prior to the Sunset Date (as defined below), holders of Class D Shares will be entitled to the B/D Voting Power (as defined below) for all matters submitted to a vote of stockholders. Holders of Class D Shares vote together with holders of Class A Shares, Class B Shares and Class C Shares as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by our certificate of incorporation and applicable law.

Dividend Rights. Holders of the Class D Shares are not entitled to dividends in respect of their Class D Shares.

Rights upon Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Class D Shares will be entitled to receive out of our remaining assets available for distribution only the par value of the Class D Shares held by them, pro rata with distributions to the other Participating Shares. Notwithstanding this right, upon liquidation, dissolution or winding up, given the de minimis value to which holders of such shares are entitled, we refer to them as “vote-only” shares.

Other Rights. The holders of Class D Shares have no preemptive or other subscription rights. The rights, preferences and privileges of holders of the Class D Shares will be subject to those of the holders of any shares of the preferred stock the Company may issue in the future and to the Investor Rights Agreement, as applicable.

Issuance, Conversion and Transfer. There will be no further issuances of Class D Shares except in connection with (i) a stock split, stock dividend, reclassification or similar transaction or (ii) an issuance of Common Units. When a Common Unit is exchanged pursuant to the Exchange Agreement, a corresponding Class C Share or Class D Share, as applicable, will automatically be transferred to us and retired for no consideration. Class D Shares are not transferable unless a corresponding number of Common Units are simultaneously transferred to the same person.

Preferred Stock

Our certificate of incorporation authorizes the Board to establish one or more series of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and related restrictions, including dividend rights, dividend rates, conversion rights, voting rights, the right to elect directors, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, or the designation of the class or series, without the approval of our stockholders.

The authority of the Board to issue preferred stock without approval of our stockholders may have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A Shares. At present, we have no plans to issue any preferred stock.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the Class A Shares remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of Class A Shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of Delaware Law and our certificate of incorporation and Bylaws

Certain provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board and in the policies formulated by the Board and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A Shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

These provisions include:

Super Voting Stock. The shares of common stock vote together on all matters on which stockholders are entitled to vote, except as set forth in our certificate of incorporation or required by applicable law. However, the Class B Shares and Class D Shares will collectively have 80% of the voting power of all shares of capital stock of Blue Owl (including shares issued in the future) (such voting power, the “B/D Voting Power”) until such time as the Principals and certain entities controlled by them, including their permitted transferees (such as charitable trusts and estate planning vehicles), own less than 25% of their aggregate ownership as of immediately after the closing of the Business Combination (the “Sunset Date”), with the foregoing determination taking into account certain considerations more fully described in our certificate of incorporation. Upon certain transfers to third parties or certain disqualifying events (namely, removal from Blue Owl’s Executive Committee for cause, competition in violation of a restrictive covenant or death), the Class B Shares or Class D Shares will convert into Class A Shares or Class C Shares, respectively, but the remaining Class B Shares and Class D Shares will retain an aggregate of 80% of the voting power until the Sunset Date. On the Sunset Date, each Class D Share will automatically be converted into one Class C Share, and each Class B Share will automatically be converted into one Class A Share. Consequently, the holders of our Class B Shares and Class D Shares (which are, directly and indirectly, the Principals), have greater influence over decisions to be made by our stockholders, including the election of directors.

Action by Written Consent; Special Meetings of Stockholders. The DGCL permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. Our certificate of incorporation permits stockholder action by written consent so long as any Class B Shares or Class D Shares are outstanding (and inherently would represent at least a majority of the voting power of our outstanding common stock), and precludes stockholder action by written consent if and when there ceases to be any Class B Shares or Class D Shares outstanding. If permitted by the applicable certificate of designation, future series of preferred stock may take action by written consent. Our certificate of incorporation and bylaws provide that special meetings of stockholders may be called only by the Board, the chairman of the Board of the chief executive officer, and only proposals included in our notice may be considered at such special meetings.

Election and Removal of Directors. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting. Directors may be removed, but only for cause (and subject to the Investor Rights Agreement), upon the affirmative vote of holders of a majority of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the certificate of designation pursuant to which a particular series of preferred stock is issued may provide holders of that series of preferred stock with the right to elect additional directors. In addition, under our certificate of incorporation, the Board is divided into three classes of directors, each of which will hold office for a three-year term. The existence of a classified board could delay a successful tender offeror from obtaining majority control of the Board, and the prospect of that delay might deter a potential offeror.

Authorized but Unissued Shares. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing rules of the NYSE. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. See “—Description of Capital Stock—Preferred Stock” and “—Description of Capital Stock—Authorized but Unissued Capital Stock” above.

Business Combinations with Interested Stockholders. In general, Section 203 of the DGCL, an anti- takeover law, prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock, which person or group is considered an interested stockholder under the DGCL, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

We elected in our certificate of incorporation not to be subject to Section 203.

Other Limitations on Stockholder Actions. Our bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed; or

•	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary containing, among other things, the following:

•	the stockholder’s name and address;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership;

•	the names of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons;

•	a description of any agreement, arrangement or understanding reached with respect to shares of our stock, such as borrowed or loaned shares, short positions, hedging or similar transactions;

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting; and

•	any material interest of the stockholder in such business.

Our bylaws set out the timeliness requirements for delivery of notice.

In order to submit a nomination for the Board, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.

Certain provisions of the Blue Owl Limited Partnership Agreements could have the effect of deterring or facilitating a control transaction.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We entered into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Approval of Certain Matters

As long as Neuberger holds at least (x) 10% of the fully diluted Class A Shares (assuming an exchange of all Common Units immediately prior to the time of determination) and (y) 50% of such equity interests held by Neuberger as of May 19, 2021, Neuberger’s approval is required for the following (subject to agreed-upon carve-outs and exceptions):

•	amendment of organizational documents that are disproportionately adverse to Neuberger, as an equityholder;

•	creation of new employee equity incentive plans or amendments to existing employee equity incentive plans, including by expansion of pool sizes;

•	dividends and stock repurchases beyond an approved policy or on a non-pro rata basis;

•

acquisitions/investments in excess of $2 billion and 20% of the total value of Blue Owl’s outstanding Class A Shares (subject to certain walls, conflicts of interest and confidentiality requirements) (assuming an exchange of all Common Units immediately prior to the time of determination);

•	amendments to make less restrictive the restrictive covenant arrangements of any Key Individual;

•	material related-party agreements or transactions between Blue Owl and the former principals of Owl Rock or Dyal Capital (or amendments thereto);

•	entering into a new business line that subjects Neuberger to a new regulatory regime;

•

for three years after May 19, 2021, the merger or sale of all or a majority of Blue Owl’s common stock or Common Units or assets at a valuation below $13.50 per Class A Share and Class B Share (assuming an exchange of all Common Units immediately prior to the time of determination); and

•

for five years after May 19, 2021, for any issuance of equity securities that are dilutive to Blue Owl or its subsidiaries to any Key Individual under any employee equity incentive plan, other than as part of a broad-based compensation program generally applicable to employees of Blue Owl or its subsidiaries (and subject to certain further limitations under such broad-based program).

As long as Neuberger holds at least (x) 5% of the fully diluted Class A Shares (assuming an exchange of all Common Units immediately prior to the time of determination) and (y) 25% of such equity interests held by Neuberger as of May 19, 2021, Neuberger’s approval is required for the following (subject to agreed-upon carve-outs and exceptions):

•

annual aggregate cash compensation for (i) the co-chief executive officers of the Company that exceeds 2.67% of the management fee revenue of Blue Owl and its subsidiaries or (ii) Michael Rees (and any functional replacement who assumes the primary responsibilities of the head of GP Strategic Capital Solutions business unit of the Company) in an aggregate amount exceeding the maximum amount to which he is entitled pursuant to his employment agreement, as amended; and

•

Blue Owl Carry’s aggregate share of carried interest in any private equity-style fund sponsored by Blue Owl or its subsidiaries to be less than 15% of the total carried interest in such fund (in each case net of certain investor and other third party arrangements).

Pursuant to a proposed amendment to the Investor Rights Agreement, subject to effectiveness of the Amended and Restated Blue Owl Capital Inc. 2021 Equity Incentive Plan, it is contemplated that Neuberger will have consent rights with respect to issuances over certain thresholds under the Amended and Restated Blue Owl Capital Inc. 2021 Equity Incentive Plan.

Exclusive Forum

Our certificate of incorporation provides that, unless the Company consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company (a) arising pursuant to any provision of the DGCL, our certificate of incorporation (as it may be amended or restated) or our bylaws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company governed by the internal affairs doctrine of the law of the State of Delaware shall, as to any action in the foregoing clauses (i) through (iv), to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article XIII of our certificate of incorporation will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the forum provisions in our certificate of incorporation. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors, officers and other employees.

Stockholder Registration Rights

The Investor Rights Agreement provides certain former equityholders of Owl Rock and Dyal Capital with certain registration rights whereby, at any time, subject to other terms and conditions of the Investor Rights Agreement, they have the right to require us to register under the Securities Act certain Registrable Securities (as defined in the Investor Rights Agreement). The Investor Rights Agreement also provides for piggyback registration rights for certain other parties thereto, subject to certain conditions and exceptions. See “Certain Relationships and Related Transactions, and Director Independence” in our most recent annual report on Form 10-K.

Transfer Agent and Registrar

The transfer agent and registrar for the Blue Owl common stock is Computershare Trust Company, N.A and Computershare, Inc.

Listing

Our Class A Shares are listed on the NYSE under the symbols “OWL.”

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The following description of debt securities describes general terms and provisions of a series of debt securities and, if applicable, the guarantees of the debt securities of that series that may be offered pursuant to this prospectus and an applicable prospectus supplement. The debt securities may be issued from time to time in one or more series. The particular terms of each series that is offered by a prospectus supplement, including the issuer of the debt securities, and the extent to which the general terms described in this section apply to those debt securities, will be described in the applicable prospectus supplement at the time of the offering. Any prospectus supplement, which we will file with the SEC, may or may not modify the general terms found. If any particular terms of the debt securities or, if applicable, any guarantees of the debt securities of that series or the applicable indenture described in a prospectus supplement differ from any of the terms described in this prospectus, the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus. For a complete description of any series of debt securities and, if applicable, the guarantees, you should read both this prospectus and the prospectus supplement that applies to that series of debt securities.

Any series of debt securities issued by us will be issued under one or more indentures, each to be entered into by us, one or more subsidiary guarantors, a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. Any series of debt securities issued by our subsidiaries will be issued under one or more indentures, each to be entered into by such issuer, us, one or more subsidiary guarantors, a trustee, registrar, paying agent and transfer agent and/or a collateral agent, as applicable. The trustee, registrar, paying agent, transfer agent, collateral agent, calculation agent and/or foreign currency agent (collectively, the “agents”), as applicable, shall be named in the applicable prospectus supplement. The following summary of selected provisions of the indentures, the debt securities and the guarantees does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions in the applicable indenture, including definitions therein of certain terms and the provisions made part thereof by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities, and if applicable guarantees, of each series will be set forth in those debt securities and in the applicable indenture, as supplemented. The forms of indenture have been filed as exhibits to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering of debt securities and will be incorporated by reference in the registration statement of which this prospectus forms a part.

As used in this section, “we,” “us” and “our” means Blue Owl Capital Inc., a Delaware corporation, and its successors, but not any of its subsidiaries. As used in this prospectus, “debt securities” means the debentures, notes, guarantees, bonds and other evidence of indebtedness offered pursuant to this prospectus and an applicable prospectus supplement and authenticated by the relevant trustee and delivered under the applicable indenture. The term “issuer” means us and/or one or more of our subsidiaries, depending on which registrant is offering the debt securities, and the term “issuers” is a collective reference to the registrants offering debt securities using this prospectus.

General

The issuer may offer the debt securities from time to time in as many distinct series as the issuer may determine. All debt securities will be our senior unsecured obligations. The applicable indenture does not limit the amount of debt securities that the issuer may issue under that indenture. The issuer may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price, the issue date, the issue price, the date from which interest will accrue and, if applicable, the date on which interest will first be paid) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of any series of the applicable issuer may have the benefit of guarantees (each, a “guarantee”) by one or more of our subsidiaries, specified as a “guarantor” (each, a “subsidiary guarantor”) in the prospectus supplement for the series of such debt securities. In the case of debt securities issued by a subsidiary, the debt securities will also be guaranteed by us (collectively with the subsidiary guarantors, the “guarantors”). Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term “guaranteed debt securities” means debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable supplemental indenture. Financial information concerning our guarantor subsidiaries and non-guarantor subsidiaries, if any, is or will be included, as applicable, in our periodic reports filed pursuant to the Exchange Act, to the extent required by the rules and regulations of the SEC.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, the issuer will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange. The applicable prospectus supplement will include a discussion of material U.S. federal income tax considerations applicable to the debt securities.

Provisions of Indentures

Each indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

•

the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which any such interest will be payable and the regular record date for any such interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities will be evidenced;

•

our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

•

if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which such amounts will be determined;

•

if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

•

if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on such debt securities as to which such election is made will be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount will be determined);

•

if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the applicable indenture;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•

if other than by a board resolution, the manner in which any election by us to defease any debt securities of the series pursuant to the applicable indenture will be evidenced; whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the applicable indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the applicable indenture;

•

if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in such case, the respective depositaries for such global securities and the form of any legend or legends which will be borne by any such global securities, and any circumstances in which any such global security may be exchanged in whole or in part for debt securities registered, and any transfer of such global security in whole or in part may be registered, in the name or names of persons other than the depositary for such global security or a nominee thereof and any other provisions governing exchanges or transfers of such global security;

•

any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants applicable to debt securities of the series;

•

if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which such debt securities will be so convertible or exchangeable;

•

whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of such persons, the terms and conditions upon which such debt securities will be guaranteed and, if applicable, the terms and conditions upon which such guarantees may be subordinated to other indebtedness of the respective guarantors;

•

whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which such debt securities will be secured and, if applicable, upon which such liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	whether the debt securities of the series will be subordinated to other indebtedness of the issuer and, if so, the terms and conditions upon which such debt securities will be subordinated;

•	if a trustee other than the trustee named in the applicable indenture is to act as trustee for the securities of a series, the name and corporate trust office of such trustee; and

•

any other terms of the debt securities of the series and any guarantees of the debt securities (which terms will not be inconsistent with the provisions of the applicable indenture, except as permitted thereunder).

Interest

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest.

Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each such debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in such prospectus supplement.

As used in the applicable indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions or trust companies are authorized or obligated by law, regulation or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities are payable.

Unless otherwise indicated in the applicable prospectus supplement:

•

For fixed rate debt securities, if the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

•

For floating rate debt securities, if any interest payment date for the debt securities of a series bearing interest at a floating rate (other than the maturity date or the redemption date, if any) would otherwise be a day that is not a business day, then the interest payment date will be postponed to the following date which is a business day, unless that business day falls in the next succeeding calendar month, in which case the interest payment date will be the immediately preceding business day; if the maturity date or the redemption date, if any, is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the maturity date or the redemption date, if any, to the date of that payment. Interest on the floating rate debt securities will be computed on the basis of the actual number of days elapsed during the relevant interest period and a 360-day year.

Optional Redemption

If specified in the applicable prospectus supplement, we may elect to redeem all or part of the outstanding debt securities of a series from time to time before the maturity date of the debt securities of that series. Upon such election, we will notify the trustee of the redemption date and the principal amount of debt securities of the series to be redeemed. If less than all the debt securities of the series are to be redeemed, the particular debt securities of that series to be redeemed will be selected by the trustee by such method as the trustee deems fair and appropriate, including by lot or pro rata. The applicable prospectus supplement will specify the redemption price for the debt securities to be redeemed (or the method of calculating such price), in each case in accordance with the terms and conditions of those debt securities.

Notice of redemption will be given to each holder of the debt securities to be redeemed not less than 15 nor more than 60 days prior to the date set for such redemption. This notice will include the following information: the redemption date; the redemption price (or the method of calculating such price); if less than all of the outstanding debt securities of consisting of more than one series are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the particular debt securities to be redeemed and, if less than all of the outstanding debt securities of any series consisting of a single security are to be redeemed, the principal amount of the debt security to be redeemed; that on the date of redemption, the redemption price will become due and payable upon each debt security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after the redemption date; the place or places where such debt securities are to be surrendered for payment of the redemption price; for any debt securities that by their terms may be converted, the terms of conversion, the date on which the right to convert will terminate and the place or places where such debt securities may be surrendered for conversion; that the redemption is for a sinking fund, if such is the case; and the CUSIP, ISN or any similar number of the debt securities to be redeemed.

By no later than 11:00 a.m. (New York City time) on the business day prior to any redemption date, we will deposit or cause to be deposited with the trustee or with a paying agent (or, if we are acting as paying agent with respect to the debt securities being redeemed, we will segregate and hold in trust as provided in the applicable indenture) an amount of money sufficient to pay the aggregate redemption price of, and (except if the redemption date shall be an interest payment date or the debt securities of such series provide otherwise) accrued interest on, all of the debt securities or the part thereof to be redeemed on that date. On the redemption date, the redemption price will become due and payable upon all of the debt securities to be redeemed, and interest, if any, on the debt securities to be redeemed will cease to accrue from and after that date. Upon surrender of any such debt securities for redemption, we will pay those debt securities surrendered at the redemption price together, if applicable, with accrued interest to the redemption date.

Any debt securities to be redeemed only in part must be surrendered at the place or places where the debt securities are payable and established by us for such purpose, and we will execute, and the trustee will authenticate and deliver to a holder without service charge, new debt securities of the same series and of like tenor, of any authorized denominations as requested by that holder, in a principal amount equal to and in exchange for the unredeemed portion of the debt securities that holder surrenders.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for such purpose. Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global security. If any of the debt securities is no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

If the debt securities of any series (or of any series and specified tenor) are to be redeemed in part, we are not required to (i) issue, register the transfer of or exchange any debt security selected for redemption (or of such series and specific tenor, as the case may be) for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed or (ii) register the transfer of or exchange any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt securities being redeemed in part. The registered holder of a debt security will be treated as the owner of it for all purposes.

Subject to any applicable abandoned property law, all amounts of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us, and the holders of such debt securities will thereafter look solely to us for payment.

Covenants

Each indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the applicable indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by the issuer and the guarantors;

•	limit the ability of the issuer or guarantors to issue, assume or guarantee debt secured by liens; or

•	the issuer or guarantor us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Consolidation, Merger and Sale of Assets

Each indenture provides that the issuer may not be a party to a Substantially All Merger (as defined below) or participate in a Substantially All Sale (as defined below), unless:

•

the issuer is the surviving person, or the person formed by or surviving such Substantially All Merger or to which such Substantially All Sale has been made (the “Successor Person”) is organized under the laws of the Permitted Jurisdictions (as defined below) and has assumed by supplemental indenture all of our obligations under the applicable indenture;

•	immediately after giving effect to such transaction, no default or event of default under the indenture has occurred and is continuing; and

•

the issuer delivers to the trustee an officers’ certificate or an opinion of counsel, each stating that such transaction and any supplemental indenture relating thereto comply with the applicable indenture and that all conditions precedent provided for in the applicable indenture relating to such transaction have been complied with.

Upon the consummation of such transaction, the Successor Person will be substituted for us in the applicable indenture, with the same effect as if it had been an original party to the applicable indenture. As a result, the Successor Person may exercise our rights and powers under the applicable indenture, and the issuer will be released from all of our liabilities and obligations under the applicable indenture and under the debt securities.

Any substitution of the Successor Person for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for such purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any such substitution.

For purposes of this covenant:

•

a “person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity including government or political subdivision or an agency or instrumentality thereof;

•

a “Substantially All Merger” means our merger or consolidation with or into another person that would, in one or a series of related transactions, result in the transfer or other disposition, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person; and

•

a “Substantially All Sale” means a sale, assignment, transfer, lease or conveyance to any other person, in one or a series of related transactions, directly or indirectly, of all or substantially all of our combined assets taken as a whole to any other person.

•	“Permitted Jurisdictions” means the laws of the United States of America or any state thereof.

Guarantees

The debt securities of any series of each issuer may be guaranteed by one or more of our subsidiaries and, in the case of debt securities issued by one of our subsidiaries, such debt securities may also be guaranteed by us. The guarantors of any series of guaranteed debt securities of each issuer may differ from the guarantors of any other series of guaranteed debt securities of such issuer or any other issuer. In the event the issuer issues a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement and a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of the applicable issuer’s other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.

Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor’s obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees.

Unless otherwise expressly stated in the applicable prospectus supplement relating to a series of guaranteed debt securities, each guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor.

No Gross Up

The issuer and the trustee will be entitled to deduct the amount required pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), and neither the issuer nor the trustee shall have any obligation to gross-up any payment to pay any additional amount as a result of such deduction. In addition, unless otherwise provided in an applicable supplemental indenture, the issuer shall not be obligated to pay any additional amounts with respect to our debt securities as a result of any withholding or deduction for, or on account of, any other present or future taxes, duties, assessments or governmental charges.

Events of Default

Each of the following events are defined in the applicable indenture as an “event of default” (whatever the reason for such event of default and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of that series, and such default continues for a period of 30 days after the payment becomes due and payable;

(2)

default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable, regardless of whether the payment became due and payable at its stated maturity, upon redemption, upon declaration of acceleration or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(4)

default in the performance, or breach, of any covenant or agreement of ours in the applicable indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues and is not cured for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series;

(5)	the issuer pursuant to or within the meaning of the Bankruptcy Law (as defined below):

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian (as defined below) of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief; consent to the filing of such petition or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property;

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws); or

•	and the order or decree remains unstayed and in effect for 90 days;

(7)

any guarantee of the debt securities of that series ceases to be in full force and effect (except as contemplated by the terms of the applicable indenture) or is declared null and void in a judicial proceeding or the guarantor denies or disaffirms its obligations under the applicable indenture or its guarantee, in each case unless the guarantee has been released pursuant to the terms of the applicable indenture; and

(8)	any other event of default provided with respect to debt securities of that series occurs.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

If an event of default with respect to debt securities of any series (other than an event of default specified in clause (5) or (6) above with respect to us) occurs and is continuing, the trustee by notice to us, or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us and the trustee, may declare the principal and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an event of default specified in clause (5) or (6) above with respect to us occurs and is continuing, the principal and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if the issuer has deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the nonpayment of the principal which have become due solely by such acceleration, have been cured or waived, as provided in the applicable indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the applicable indenture.

The issuer is required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, the issuer is not in default in the performance and observance of any of the terms, provisions and conditions under the applicable indenture or, if there has been a default, specifying each such default and the nature and status thereof which such officers may have knowledge.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the applicable indenture, or for the appointment of a receiver, assignee, trustee, liquidator or sequestrator (or similar official), or for any other remedy unless:

(1) an event of default has occurred and is continuing and such holder has given the trustee prior written notice of such continuing event of default, specifying an event of default with respect to the debt securities of that series;

(2) the holders of not less than 25% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of such event of default;

(3) the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with such request;

(4) the trustee has failed to institute proceedings 60 days after the receipt of such notice, request and offer of indemnity; and

(5) no direction inconsistent with such written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, and to waive certain defaults. Each indenture provides that if an event of default occurs and is continuing, the trustee will exercise such of its rights and powers under the applicable indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the applicable indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security of that series affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

•

reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of or extend the time of payment of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of, premium, if any, or interest on any debt security is payable;

•

impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption or repayment, on or after the redemption date or repayment date, as applicable);

•

reduce the percentage in principal amount of the outstanding debt securities, the consent of whose holders is required for any such amendment or waiver (of compliance with certain provisions of the applicable indenture or certain defaults under the applicable indenture and their consequences) provided for in the applicable indenture;

•

modify any provisions in the applicable indenture regarding the modifications and amendments requiring the consent of the holders of each affected debt security, except to increase any percentage vote required or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby;

•

make any change that adversely affects the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless such decrease or increase is permitted by the terms of the debt securities;

•	subordinate the debt security of any series to any of our other obligations;

•

if any debt security is guaranteed, release any guarantor of a debt security from any of its obligations under its guarantee thereof, except in accordance with the terms of the applicable indenture; or

•	modify any of the above provisions.

The issuer and the trustee may, without the consent of any holders, modify or amend the terms of the applicable indenture and the debt securities of any series with respect to the following:

•

to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us or to surrender any right or power conferred upon us;

•

to evidence the succession of another person to, and the assumption by the Successor Person of our covenants, agreements and obligations under, the applicable indenture pursuant to the covenant described under “—Covenants-Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees for the benefit of holders of the debt securities;

•	to secure the debt securities;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the applicable indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to, change or eliminate any of the provisions of the applicable indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of the applicable supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such debt security with respect to such provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to cure any ambiguity, to correct or supplement any provision of the applicable indenture;

•

to change any other provision contained in the debt securities of any series or under the applicable indenture; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect; or

•

to conform any provision of the applicable indenture or the debt securities of any series to the description of such debt securities contained in the Company’s prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the debt securities of such series.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance by us with certain restrictive provisions of the applicable indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the applicable indenture with respect to the debt securities of that series, except a default (1) in the payment of principal or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the applicable indenture; however, no such waiver will extend to any subsequent or other default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

The issuer may discharge or defease its obligations under the applicable indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

The issuer may discharge certain obligations to holders of the debt securities of a series and any guarantee of such debt securities that have not already been delivered to the trustee for cancellation and which have either become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by (i) depositing with the trustee, in trust, money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and premium, if any, and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, (ii) paying all other sums payable under the applicable indenture and (iii) delivering to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent in the applicable indenture relating to the discharge as to that series have been complied with.

Each indenture provides that the issuer may elect either (i) to defease and be discharged from any and all obligations with respect to the debt securities of a series and any guarantee of such debt securities (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (ii) to be released from our obligations to comply with the restrictive covenants under the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of (x) money in an amount, (y) U.S. government obligations which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount, or (z) a combination thereof, in each case sufficient to pay and discharge the principal or premium, if any, and interest on the debt securities.

In the case of legal defeasance, the issuer must have delivered to the trustee an opinion of counsel confirming that (i) the issuer has received from, or there has been published by, the Internal Revenue Service, a ruling or (ii) since the date of the applicable indenture, there has been a change in the applicable Federal income tax law, in either case, to the effect that the holders of the debt securities of that series will not recognize gain or loss for federal income tax purposes as a result of the deposit and such legal defeasance and will be subject to the same federal income tax as would be the case if the deposit and legal defeasance did not occur. In the case of covenant defeasance, the issuer must have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize gain or loss for U.S. federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur. In addition, in the case of either legal defeasance or covenant defeasance, the issuer shall have delivered to the trustee (i) an officers’ certificate to the effect that the neither such debt securities nor any other debt securities of the same series will be delisted as a result of such deposit and (ii) an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

Upon the effectiveness of a legal defeasance or covenant defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the trustee, and without the consent of the holders of any debt securities.

The issuer may exercise its legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which the issuer refers to as a “global security.” Each such global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Each indenture provides that the global securities may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than DTC or its nominee unless:

(1) DTC notifies us that it is unwilling or unable or no longer permitted under applicable law to continue as depository for such global security and a successor depository is not appointed within 90 days;

(2) an event of default with respect to such global security has occurred and be continuing;

(3) the issuer delivers to the trustee an order to such effect; or

(4) there shall exist such circumstances, if any, in addition to or in lieu of the foregoing as have been specified for this purpose in the applicable indenture.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that the issuer believes to be reliable, but the issuer does not take responsibility for this information.

Governing Law

Each indenture and the debt securities (and any guarantees thereof) will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

The trustee under the applicable indenture will be named in the applicable prospectus supplement.

The trustee under the applicable indenture will be permitted to engage in transactions, including commercial banking and other transactions, with us and our subsidiaries from time to time; provided that if the trustee acquires any conflicting interest it must eliminate such conflict upon the occurrence of an event of default, or else resign.

DESCRIPTION OF DEPOSITARY SHARES

We may issue fractional interests in shares of Class A Shares or preferred stock, rather than shares of Class A Shares or preferred stock, with those rights and subject to the terms and conditions that we may specify in a prospectus supplement or a free writing prospectus. If we do so, we will provide for a depositary (either a bank or trust company depositary that has its principal office in the United States) to issue receipts for depositary shares, each of which will represent a fractional interest in a share of Class A Shares or preferred stock. The shares of Class A Shares or preferred stock underlying the depositary shares will be deposited under a deposit agreement between us and the depositary. The prospectus supplement or a free writing prospectus will include the name and address of the depositary and will include a discussion of material U.S. federal income tax considerations applicable to the Class A Shares, preferred stock and depositary shares, as applicable.

As used in this section, “we,” “us” and “our” means Blue Owl Capital Inc., a Delaware corporation, and its successors, but not any of its subsidiaries.

DESCRIPTION OF UNITS

We may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of preferred stock, shares of Class A Shares or any combination of such of our securities (but not securities of third parties), as specified in a related prospectus supplement or a free writing prospectus.

As used in this section, “we,” “us” and “our” means Blue Owl Capital Inc., a Delaware corporation, and its successors, but not any of its subsidiaries.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt or equity securities. Each warrant will entitle the holder to purchase for cash the amount of debt or equity securities at the exercise price stated or determinable in a prospectus supplement or a free writing prospectus for the warrants. We may issue warrants independently or together with any offered securities. The warrants may be attached to or separate from those offered securities. We will issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in a related prospectus supplement or a free writing prospectus. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

As used in this section, “we,” “us” and “our” means Blue Owl Capital Inc., a Delaware corporation, and its successors, but not any of its subsidiaries.

The prospectus supplement or a free writing prospectus relating to any warrants that we may offer will contain the specific terms of the warrants. These terms will include some or all of the following:

•	the title of the warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the securities for which the warrants are exercisable;

•	the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each other security;

•	the aggregate number of warrants;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	the price or prices at which the securities purchasable upon exercise of the warrants may be purchased;

•	the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable, if applicable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any listing of warrants on any securities exchange;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

We and/or the selling stockholders (and any of their pledgees, donees, transferees, assignees and successors-in-interest), if applicable, may offer and sell the securities in any one or more of the following ways from time to time:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•	upon the exercise of rights distributed or issued to our security holders;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

We may sell the securities being offered by this prospectus by any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including without limitation sales made directly on or through the NYSE, on any other existing trading market for our securities or to or through a market maker.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

•	sell securities short and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

•	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

Any public offering price, dealer purchase price, discount, commission or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling stockholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters, dealers and agents involved in the offering of the securities may engage in transactions with, or perform services for, us, our subsidiaries or other affiliates or any selling securityholders in the ordinary course of their businesses.

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the market price of such securities or other securities that may be issued upon conversion, exchange or exercise of such securities or the prices of which may be used to determine payments on the securities. Specifically, the underwriters or agents, as the case may be, may over-allot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover over-allotments or to stabilize the price of the securities or of such other securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time without notice.

Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

LEGAL MATTERS

The validity of the securities will be passed upon for us by Kirkland & Ellis LLP, Los Angeles, California. An investment vehicle comprised of certain partners of Kirkland & Ellis LLP and their related persons owns interests representing less than 1% of the capital commitments of funds affiliated with Blue Owl. If the validity of the securities will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated and combined financial statements of Blue Owl Capital Inc. and subsidiaries incorporated by reference from Blue Owl Capital Inc.’s Annual Report on Form 10-K for the year ended December 31, 2023 and the effectiveness of internal control over financial reporting as of December 31, 2023 have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report thereon, included therein. Such consolidated and combined financial statements are incorporated herein by reference in this prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we provide in other documents filed by us with the SEC. The information incorporated by reference is an important part of this prospectus and any prospectus supplement. We incorporate by reference the following documents that we have filed with the SEC (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

We incorporate by reference into this prospectus the following documents or information filed with the SEC:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024 (the “Annual Report”);

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 3, 2024;

•

Our current report on Form 8-K, filed with the SEC on February 9, 2024 (excluding Item 2.02 and Exhibits 99.1 and 99.2), April  3, 2024 (Excluding Exhibit 99.1), April  9, 2024, April  12, 2024 (excluding Exhibits 99.1 and 99.2), April  18, 2024 and May 2, 2024 (excluding Item 2.02 and Exhibits 99.1 and 99.2); and

•	The description of our securities filed as an exhibit to our Annual Report; and

•

All documents filed, but not furnished, by Blue Owl Capital Inc. under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and before the termination of the offering to which this prospectus relates.

In addition, all documents subsequently filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents that are either (i) described in paragraph (e) of Item 201 of Registration S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any current report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein), until all offerings under the Registration Statement of which this prospectus is a part are completed or terminated, will be considered to be incorporated by reference into this prospectus and to be a part of this prospectus from the dates of the filing of such documents. The most recent information that we file with the SEC automatically updates and supersedes more dated information.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents.

You may request a copy of these filings, at no cost, by writing or calling us at the following address:

Blue Owl Capital Inc.

399 Park Avenue, 37th Floor

New York, New York 10022

(212) 419-3000

Attn: Office of the Secretary

Our website and the information contained on our website are not a part of this prospectus, and you should not rely on any such information in making your decision whether to invest in the securities covered by this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC, and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You can also review our filings by accessing the website maintained by the SEC at www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, to the foregoing, we maintain a website at www.blueowl.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our website copies of our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and any amendments to such document as soon as practicable after such documents or materials are electronically filed with or furnished to the SEC.

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Blue Owl Finance LLC

  % Senior Notes due 2036

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities

Goldman Sachs & Co. LLC

Morgan Stanley

     , 2026